EXHIBIT 2.2

MEMBERSHIP UNIT PURCHASE AGREEMENT

BY AND AMONG

THE BOSTON BEER COMPANY, INC.,

DOGFISH EAST OF THE MISSISSIPPI LP

AND, SOLELY WITH RESPECT TO SECTION 6.01,

SAMUEL A. CALAGIONE III

AND

MARIAH D. CALAGIONE

DATED MAY 8, 2019

THIS IS A DRAFT AGREEMENT ONLY AND DELIVERY OR DISCUSSION OF THIS DRAFT AGREEMENT SHOULD NOT BE CONSTRUED AS AN OFFER OR COMMITMENT WITH RESPECT TO THE PROPOSED TRANSACTIONS TO WHICH THIS DRAFT AGREEMENT RELATES. THIS DRAFT AGREEMENT IS BEING DELIVERED PRIOR TO PURCHASER HAVING COMPLETED ITS DUE DILIGENCE. PURCHASER THEREFORE RESERVES THE RIGHT TO REVISE THIS DRAFT AGREEMENT IN ALL RESPECTS PENDING THE RESULTS OF ITS DUE DILIGENCE INVESTIGATION. NO PARTY TO THE PROPOSED TRANSACTION (AND NO PERSON OR ENTITY RELATED TO ANY SUCH PARTY) WILL BE UNDER ANY LEGAL OBLIGATION WITH RESPECT TO THE PROPOSED TRANSACTION OF ANY NATURE WHATSOEVER UNLESS AND UNTIL A DEFINITIVE AGREEMENT PROVIDING FOR THE TRANSACTION HAS BEEN EXECUTED AND DELIVERED BY ALL PARTIES THERETO.

i

MEMBERSHIP UNIT PURCHASE AGREEMENT

This MEMBERSHIP UNIT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 8, 2019 (the “Effective Date”) by and among The Boston Beer Company, Inc., a Massachusetts corporation (the “Purchaser”), Dogfish East of the Mississippi LP, a Delaware limited partnership (the “Seller”), and, solely with respect to Section 6.01, Samuel A. Calagione III (“Mr. Calagione”) and Mariah D. Calagione (together with Mr. Calagione, the “Founders”). Purchaser and Seller and the Founders are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article VIII below.

WHEREAS, as of the Effective Date, Seller owns 1,655,737 common units (the “Membership Units”) in Off-Centered Way LLC, a Delaware limited liability company (“OCW” or the “Company”), and prior to Closing (as defined herein), Seller will own 1,462,637 common units (the “Membership Units”) in OCW;

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Membership Units, subject to the terms and conditions set forth herein; and

WHEREAS, simultaneously with the execution of this Agreement, Purchaser is entering into a Unit Purchase Agreement with DFH Investors, LLC, a Delaware limited liability company (the “DFH Investors Agreement”), and a Merger Agreement with Dogfish Head Holding Company, a Delaware corporation, the Founders and Canoe Acquisition Corp. (the “Merger Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of Seller’s rights, title, and interest in and to the Membership Units, free and clear of all Encumbrances, for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. The aggregate purchase price for the Membership Units shall be $39,079,129 (the “Purchase Price”). Purchaser shall pay the Purchase Price to Seller by (a) an amount in cash as calculated pursuant to Section 1.5 (the “Purchase Price Cash Amount”), and (b) issuing to Seller such number of shares of Purchaser’s Class A Common Stock (“Class A Shares”) as calculated pursuant to Section 1.5 (the “Purchase Price Share Amount”).

Section 1.03 The Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely simultaneously with the closing of the transactions contemplated by the Merger Agreement or on such other date as is mutually agreeable to Purchaser and Seller. The date of the Closing is referred to herein as the “Closing Date.”

(b) At the Closing, Seller shall deliver to Purchaser the deliverables set forth in Section 2.01 and Purchaser shall deliver to Seller the deliverables set forth in Section 2.02.

Section 1.04 Withholding. Purchaser shall be entitled to reduce the number of Class A Shares that would otherwise be deliverable at Closing by the number of Class A Shares that correspond in dollar value to the amount of Taxes that Purchaser may be required to deduct and withhold from the Purchase Price under any provision of Tax Law. To the extent that amounts are so withheld, deducted and paid over to the Governmental Entity by Purchaser, such withheld amounts shall be treated for all purposes as a cash payment to Seller hereunder in satisfaction of the obligation to deliver the Purchase Price. Notwithstanding the foregoing, Purchaser shall (i) promptly provide Seller with written notice of any amounts that any Person intends to deduct or withhold from the Closing reasonably in advance of (but in any event at least three (3) Business Days before) the payment thereof, (ii) cooperate in good faith with Seller to eliminate or reduce any such withholding or deduction, and (iii) provide Seller a reasonable opportunity to provide any applicable certificates, forms or other documentation that would eliminate or reduce the requirement to deduct or withhold under applicable Law.

Section 1.05 Calculation of Purchase Price.

(a) Not less than three (3) days prior to the Closing Date, the Company shall deliver to Purchaser the following by way of a Funds Flow Memorandum in substantially the form attached hereto as Schedule I:

(i) Seller’s reasonable estimate of the amount of Tax to be owed by Seller as a result of the transactions contemplated by this Agreement, such estimate not to exceed $10,000,000 (the “Seller Tax Liability Estimate”);

(ii) Seller’s portion of Seller’s reasonable good faith estimate of the amount Cash of OCW and its Subsidiaries as of the Closing Date (the “Estimated Closing Cash”);

(iii) Seller’s portion of the outstanding balance of any Indebtedness of OCW and its Subsidiaries as of the Closing Date, as calculated pursuant to appropriate payoff letters from the holders of such Indebtedness, such payoff letters to be provided to Purchaser (the “Closing Indebtedness”); and

(iv) Seller’s portion of any and all Transaction Expenses incurred by OCW and its Subsidiaries that remain outstanding as of the Closing Date, as calculated pursuant to proper invoices representing such Transaction Expenses, such invoices to be provided to Purchaser (the “Closing Transaction Expenses”).

(b) On the Closing Date, the Purchase Price Cash Amount to be paid by Purchaser to Seller by wire transfer of immediately available funds in accordance with Section 2.02 shall be equal to the Seller Tax Liability Estimate. On the Closing Date, the Purchase Price Share Amount to be delivered by Purchaser to Seller in accordance with Section 2.02 shall be a number of Class A Shares equal to the quotient of (A) the sum of the Purchase Price plus the Estimated Closing Cash minus the amount of each of the Seller Tax Liability Estimate, the Closing Indebtedness and the Closing Transaction Expenses and (B) a price per share equal to the ten (10) day volume-weighted average price of Purchaser’s shares as traded on the New York Stock Exchange determined as of the Effective Date ($314.60) (the “Signing Date Share Price”).

(c) Within fifteen (15) days after the Closing Date, Seller shall deliver to Purchaser a final amount of Cash of OCW and its Subsidiaries as of the Closing Date (the “Final Closing Cash”). Such representative shall also provide to Purchaser such data and information as Purchaser may reasonably request in connection with the determination of the Final Closing Cash. Purchaser shall notify such representative of Purchaser’s acceptance or dispute of such statement within five (5) days after Purchaser’s receipt of such statement. In the event of a dispute with respect to the determination of the Final Closing Cash, Purchaser and Seller shall attempt to reconcile their difference and any written agreement by them as to any disputed amounts shall be final, binding, and conclusive on the parties.

(d) If the Final Closing Cash exceeds the Estimated Closing Cash (the Excess Closing Cash”), Purchaser shall deliver to Seller a number of Class A Shares equal to the quotient of the (A) Excess Closing Cash and (B) the Signing Date Share Price. If the Estimated Closing Cash exceeds the Final Closing Cash (the “Deficit Closing Cash”), Purchaser shall cancel a number of Class A Shares of Seller equal to the quotient of (A) the Deficit Closing Cash and (B) the Signing Date Share Price.

ARTICLE II

CONDITIONS TO CLOSING

Section 2.01 Seller Deliveries. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date (any or all of which may be waived in whole or in part by Purchaser in writing):

(a) the representations and warranties of Seller (on behalf of itself, OCW and OCW’s Subsidiaries) set forth in Article III and Article IV below, shall be true and correct in all respects as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date), except that the failure of any such representation or warranty to be so true and correct will be disregarded if the circumstances giving rise to all such failures of all representations and warranties to be so true and correct (considered individually or collectively) do not constitute a Material Adverse Effect;

(b) no action or proceeding before any Governmental Entity shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(c) since the Effective Date, no fact, event or circumstance shall have occurred which, individually or in the aggregate, with or without the lapse of time, has had or would reasonably be expected to have a Material Adverse Effect;

(d) Seller shall have performed in all material respects all of their obligations required to be performed under this Agreement at or prior to the Closing; and

(e) Seller will have delivered (or to the extent applicable shall have caused OCW to have delivered) to Purchaser each of the following, in each case in form and substance satisfactory to Purchaser:

(i) a certificate of Seller dated the Closing Date stating that the conditions specified in subsections (a) and (b) of this Section 2.01 have been satisfied;

(ii) a duly executed and delivered assignment of the Membership Units by Seller to Purchaser in the form of Exhibit A hereto;

(iii) a certificate of good standing of Seller certified by the Secretary of State of the State of Delaware as of a reasonably current date;

(iv) a copy of the Certificate of Limited Partnership of Seller, certified by the Secretary of State of the State of Delaware as of a reasonably current date;

(v) a certificate of Mr. Calagione, as General Partner of Seller, dated the Closing Date, attaching the current Agreement of Limited Partnership of Seller;

(vi) a certificate of good standing of OCW certified by the Secretary of State of the State of Delaware as of a reasonably current date;

(vii) a copy of the Certificate of Formation of OCW, certified by the Secretary of State of the State of Delaware as of a reasonably current date;

(viii) a certificate of Mr. Calagione, as a Manager of OCW, dated the Closing Date attaching the Limited Liability Company Agreement of OCW, as currently in effect;

(ix) the written consent of the Board of Managers of OCW to the purchase and sale of the Membership Units contemplated hereby, in accordance with the Limited Liability Company Agreement of OCW;

(x) the written consent of the General Partner to the purchase and sale of the Membership Units contemplated hereby, in accordance with the Limited Partnership Agreement of Seller;

(xi) the written waiver by all of the members of OCW of their respective rights set forth in the Limited Liability Company Agreement of OCW;

(xii) the Founders’ counterpart signatures to that certain Indemnification Agreement by and among Purchaser and the Founders in the form of Exhibit B hereto (the “Indemnification Agreement”).

(xiii) the Founders’ and remaining Partners’ counterpart signatures to that certain Registration Rights Agreement by and among Purchaser, the Founders and the remaining Partners in the form of Exhibit C hereto (the “Registration Rights Agreement”);

(xiv) an investor questionnaire in the form attached hereto as Exhibit D (the “Investor Questionnaire”) which contains standard accredited investor and other customary representations relating to Section 4(a)(2)/Regulation D of the Securities Act from each Partner (as defined below);

(xv) a certificate from Seller, in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code and IRS Notice 2018-29, stating that OCW is not a “foreign person” for purposes of Sections 1445 and 1446(f) of the Code and the Treasury Regulations promulgated thereunder;

(xvi) an IRS form W-9 properly executed by Seller;

(xvii) a certificate of Seller dated as of the Closing Date stating that the conditions specified in subsections (a) and (b) of Section 2.01 have been satisfied; and

(xviii) any other document or certificate as reasonably requested by Purchaser.

Section 2.02 Purchaser Deliveries. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date (any or all of which may be waived in whole or in part by Seller in writing):

(a) the representations and warranties of Purchaser contained in Article V below shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct in all material respects as of such date);

(b) Purchaser shall have performed in all material respects all of their obligations required to be performed under this Agreement at or prior to the Closing;

(c) Purchaser will have delivered to Seller the following, in each case in form and substance satisfactory to Seller:

(i) the Purchase Price Cash Amount;

(ii) the Purchase Price Share Amount;

(iii) a certificate of Purchaser dated the Closing Date stating that the conditions specified in subsections (a) and (b) of this Section 2.02 have been satisfied;

(iv) a certificate of the Secretary of Purchaser, dated the Closing Date, (i) attaching the current articles of incorporation of Purchaser, certified by the appropriate authority in the jurisdiction of its formation; (ii) certifying the written consent of the Board of Directors of Purchaser approving, adopting, and consenting to (A) the Transaction Documents, and (B) all transactions contemplated thereby, specifically including those to which Mr. Calagione or any of his Affiliates will be a party with Purchaser or any of its Affiliates after Closing, including, but not limited to the International Brand License, the Red Wagon Leases, and the Founders’ Buyback Option, in each case as defined in the Merger Agreement; (iii) attesting to the incumbency and signatures of the officers of Purchaser; and (iv) attaching a copy of the bylaws of Purchaser and any amendments related thereto (or certifying to the absence of any amendments thereto);

(v) Purchaser’s counterpart signature to the Indemnification Agreement; and

(vi) Purchaser’s counterpart signature to the Registration Rights Agreement.

Section 2.03 Parallel Transactions. The respective obligations of the Parties hereunder are conditioned on the simultaneous closing of (a) the transactions contemplated by the Merger Agreement; and (b) the transactions contemplated by the DFH Investors Agreement ((a) and (b) collectively referred to herein as the “Parallel Transactions”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AS TO SELLER

Seller represents and warrants to Purchaser, that the statements contained in this Article III are true and correct, except as otherwise set forth in the indicated Schedule of the Disclosure Schedule (the “Disclosure Schedule”) corresponding thereto, as the Disclosure Schedule is interpreted in accordance with Section 7.01.

Section 3.01 Organization of Seller. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease and operate its properties, rights, and assets and to carry on its business as now being conducted. Seller is not qualified to transact business as a foreign limited partnership in any other jurisdiction. Mr. Calagione is Seller’s sole General Partner.

Section 3.02 Seller Capitalization. Schedule 3.02 of the Disclosure Schedule sets forth the issued and outstanding respective partnership interests of the limited partners and the general partner of Seller. Except as disclosed on Schedule 3.02 of the Disclosure Schedule, there are no outstanding (a) securities of Seller; (b) securities of Seller convertible into or exchangeable for partnership interests or other ownership interests in Seller, or (c) subscriptions, options, warrants, or other rights or other Contracts to acquire partnership interests from Seller, and no obligation of Seller to issue, any (i) partnership interest of Seller, or (ii) securities convertible into or exchangeable for partnership interest or other ownership interests of Seller, and no obligation of Seller to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar Contract.

Section 3.03 Authority of Seller. Seller has all requisite power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which Seller is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized in accordance with Seller’s Certificate of Limited Partnership and Agreement of Limited Partnership. Seller has full authority and power to sell the Membership Units to Purchaser and there are no restrictions of any kind including, without limitation, in Seller’s Certificate of Limited Partnership and Agreement of Limited Partnership, that prohibit, restrict or prevent Seller from transferring the Membership Units. No further actions or approvals of Seller or the Partners (as defined below) are necessary to authorize each of the Transaction Documents to which Seller is a party, the performance of such obligations or the consummation of such transactions.

Section 3.04 Enforceability. Each of the Transaction Documents to which Seller is a party has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law) (such exceptions, collectively, the “Enforceability Exceptions”).

Section 3.05 Absence of Restrictions and Conflicts. Except as set forth on Schedule 3.05 of the Disclosure Schedule, the execution and delivery by Seller of the Transaction Documents to which it is a party does not and will not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with or violate, in any material respect, any Law applicable to Seller, or by which any property or asset of Seller, is bound, (ii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of an Encumbrance (other than Permitted Liens) on any property or asset of Seller, in all cases, pursuant to any of the terms, conditions or provisions of any Material Contract; or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

Section 3.06 Seller’s Title to Membership Units. Seller has good and marketable title to and is the lawful, legal, record and beneficial owner of the Membership Units, free and clear of all Encumbrances and Purchaser, at the Closing and upon payment of the Purchase Price, will receive good title to the Membership Units, free and clear of all Encumbrances.

Section 3.07 Investment Representations. Set forth on Schedule 3.07 of the Disclosure Schedule is a true, correct and complete listing of the General Partner and Limited Partners of Seller (each a “Partner”). As of Closing, each Partner listed on Schedule 3.07 of the Disclosure Schedule will have completed, executed and delivered to Seller an Investor Questionnaire, dated as of a recent date, and Seller will have made copies of all such executed Investor Questionnaires available to Purchaser. The Company has no reason to believe that the statements set forth in each Investor Questionnaire, when made by the Stockholders, will not be true.

Section 3.08 Operations. The Membership Units are the only assets of Seller, and the operations of Seller since January 1, 2016 have been limited to ownership of the Membership Units. Seller does not have any other operations or business activities and does not employ or engage any individuals to provide services to Seller. Except as set forth on Schedule 3.08 of the Disclosure Schedule, as of the date of this Agreement and on the Closing Date, Seller does not and will not (i) have any other operations or business activities; (ii) employ or engage any individuals to provide services to Seller, or (iii) have any liability to any Person.

Section 3.09 Status as a Partnership. At all times since the date of its organization Seller has been, and on the Closing Date Seller will be, classified for federal and applicable state income Tax purposes as a “partnership” as defined in Section 761(a)(1) of the Code. Seller has timely filed all income Tax and all other material Tax Returns which it was required to file prior to the Closing Date (taking into account any extensions of time to file which have been duly filed), and all such Tax Returns are true, correct and complete in all material respects. All Taxes due and payable by Seller (whether or not shown on a Tax Return) or for which it could be held liable have been fully paid.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AS TO OCW

Seller represents and warrants to Purchaser, that the statements contained in this Article IV are true and correct, except as otherwise set forth in the indicated Schedule of the Disclosure Schedule corresponding thereto, as the Disclosure Schedule is interpreted in accordance with Section 7.01.

Section 4.01 Section 4.01 Organization of OCW. OCW is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. OCW has all requisite limited liability company power and authority to own, lease and operate its properties, rights, and assets and to carry on its business as now being conducted. OCW is duly qualified to transact business as a foreign limited liability company or other applicable business entity and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing has not had and would not reasonably be expected to result in a Material Adverse Effect. A list of the jurisdictions in which OCW is qualified to conduct business as a foreign limited liability company as of the date hereof is set forth on Schedule 4.01 of the Disclosure Schedule. Schedule 4.01 of the Disclosure Schedule lists all of the current managers and officers of OCW.

Section 4.02 Capitalization. Schedule 4.02 of the Disclosure Schedule sets forth the authorized, issued and outstanding membership or other equity interests in OCW (the “OCW Units”). Except as disclosed on Schedule 4.02 of the Disclosure Schedule, there are no outstanding (a) units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries; (b) securities of OCW or its Subsidiaries convertible into or exchangeable for units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries; or (c) subscriptions, options, warrants, rights or other Contracts to acquire from OCW, or any of its Subsidiaries, and no obligation of OCW or any of its Subsidiaries to issue, any (i) units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries, or (ii) securities convertible into or exchangeable for units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries, and no obligation of OCW or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar Contract. No OCW Units were issued in violation of the Securities Act or other applicable Law. There are no outstanding obligations of OCW to repurchase, redeem or otherwise acquire any OCW Units. Except as set forth on Schedule 4.02 of the Disclosure Schedule, there are no voting trusts, members’ agreements or other Contracts relating to the ownership, voting or transfer of any equity interests in OCW to which OCW or Seller is a party.

Section 4.03 Subsidiaries. Schedule 4.03 of the Disclosure Schedule sets forth all of the Subsidiaries of OCW. All of the Subsidiaries are wholly-owned Subsidiaries of OCW. Except as set forth on Schedule 4.03 of the Disclosure Schedule, OCW does not own, nor does it have the right or obligation to acquire, directly or indirectly, any interest in or control over any Person. Each Subsidiary set forth in Schedule 4.03 of the Disclosure Schedule: (i) is duly organized, validly existing and in good standing under the laws of jurisdiction of such Subsidiary’s formation, (ii) has all requisite limited liability company or corporate power and authority to own, lease and operate its properties, rights, and assets, and to carry on its business as now being conducted, (iii) is duly qualified to transact business as a foreign limited liability company, corporation or other applicable business entity and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing has not had and would not reasonably be expected to result in a Material Adverse Effect.

Section 4.04 Absence of Restrictions and Conflicts. Except as set forth on Schedule 4.04 of the Disclosure Schedule, the execution and delivery by Seller of the Transaction Documents to which it is a party does not and will not, and the performance of Seller’s obligations thereunder will not, and the transactions contemplated by this Agreement will not, (i) conflict with or violate the Organizational Documents of OCW, or (ii) conflict with or violate, in any material respect, any Law applicable to OCW, or by which any property or asset of OCW, is bound, or (iii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of an Encumbrance (other than Permitted Liens) on any property or asset of OCW, in all cases, pursuant to any of the terms, conditions or provisions of any Material Contract; or (iv) require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

Section 4.05 Real Property.

(a) Schedule 4.05(a) of the Disclosure Schedule sets forth (i) the addresses of all real property leased, subleased or occupied by OCW and/or its Subsidiaries (collectively with any improvements thereon, the “Leased Real Property”) (provided that the Leased Real Property excludes any real property leased or subleased by OCW and/or one of its Subsidiaries, on the one hand, from OCW and/or another of its Subsidiaries, on the other hand), and (ii) a true, accurate and complete list of all leases, subleases, or other occupancy agreements, and any amendments, guaranties or addendums thereto, with respect to the Leased Real Property

(each a “Lease” and collectively, the “Leases”). Each of the Leases is in full force and effect, the applicable lessees hold valid and existing leasehold interests thereunder for the term thereof and neither the applicable lessee has received written notice of any breach or default thereunder that has not been cured nor, to Seller’s Knowledge, as to Leases other than with Affiliates, is the applicable lessor in breach or default thereunder in any material respect. Neither OCW nor any of its Subsidiaries has leased or sublet, as a lessor, sublessor, licensor or the like, any of the Leased Real Property to any Person. The possession and quiet enjoyment of the Leased Real Property has not been disturbed. There are no pending disputes with any Person with respect to the Leases. Any sublease between OCW and any/or of its Subsidiaries was entered into, and remains, in full compliance with all of the terms of the applicable Lease.

(b) Neither OCW nor any of its Subsidiaries owns (nor has ever owned) any interest in any parcel of real property located at the addresses other than the real property as set forth in Schedule 4.05(b) of the Disclosure Schedule (the “Purchased Real Property”) and is not a party to any agreement or option to purchase any real property or interest therein other than as set forth in Schedule 4.05(b) of the Disclosure Schedule or pursuant to the Transaction Documents.

(c) The Leased Real Property and the Purchased Real Property constitute all of the interests in real property used or held for use in connection with the business of OCW and/or its Subsidiaries as presently conducted.

Section 4.06 Title to Assets; Related Matters. OCW and each of its Subsidiaries has good and marketable title to, a valid leasehold interest in, or a valid license to use, all of its tangible properties and assets free and clear of all Encumbrances, except Permitted Liens. All material equipment and other items of tangible property and assets of OCW and each of its Subsidiaries are (a) in good operating condition and capable of being used for their intended purposes, ordinary wear and tear excepted and (b) usable in the ordinary course.

Section 4.07 Financial Statements; Bank Accounts.

(a) Complete copies of the OCW’s audited financial statements consisting of the balance sheet of OCW as of December 31 in each of the years 2018, 2017 and 2016 and the related statements of income, members’ equity and cash flows for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of OCW as of March 31, 2019 and the related statements of income, members’ equity and cash flows for the three month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been delivered to Purchaser. The Financial Statements are based on the books and records of OCW, and fairly present in all material respects the financial condition of OCW as of the respective dates they were prepared and the results of the operations of OCW for the periods indicated. The balance sheet of OCW as of December 31, 2018 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

(b) The Receivables: (i) represent valid obligations arising in the ordinary course of business from sales made or services actually performed by OCW (and, to the extent applicable, OCW’s Subsidiaries) in the ordinary course of business; (ii) have been recorded in the full aggregate amounts thereof less the reserves for doubtful accounts shown on the Financial Statements (which reserves are adequate and have been calculated consistent with past practice); and (iii) are not subject to any defense, counterclaim or right of set-off.

(c) Schedule 4.07(c) of the Disclosure Schedule sets forth (i) the names and locations of all banks, trusts, companies, savings and loan associations and other financial institutions at which OCW and its Subsidiaries maintain safe deposit boxes, checking accounts, saving accounts, money market accounts, or lock box accounts with respect to its business and (ii) the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

Section 4.08 No Undisclosed Liabilities. Except as set forth in the Financial Statements (including, for the avoidance of doubt, the related notes and schedules thereto), neither OCW nor any of its Subsidiaries has any liabilities of a type required to be set forth on the Financial Statements in accordance with GAAP, except for: (i) liabilities adequately reflected in or reserved against on the Balance Sheet, (ii) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business and consistent with past practices, and (iii) liabilities incurred in connection with the transactions contemplated hereby.

Section 4.09 Absence of Certain Changes. Since December 31, 2018, except as expressly contemplated by this Agreement: (a) there has not been any Material Adverse Effect, (b) OCW and each of OCW’s Subsidiaries has conducted its business in the ordinary course in all material respects, and (c) except as set forth on Schedule 4.09 of the Disclosure Schedule, neither Seller, OCW nor any of OCW’s Subsidiaries has:

(a) issued, sold or redeemed of the equity interests in OCW or any Subsidiary;

(b) issued or sold any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any units of membership interest in OCW or any ownership interest of any Subsidiary;

(c) effected any recapitalization, reclassification, dividend, split or like change in OCW’s capitalization or the capitalization of any of its Subsidiaries;

(d) amended the Organizational Documents of OCW or any OCW Subsidiary;

(e) (i) materially increased the compensation or materially expanded the benefits of any employees of OCW and/or any of its Subsidiaries; (ii) granted any material bonus, benefit, severance or termination pay, or other direct or indirect compensation to any employee of OCW and/or any of its Subsidiaries; (iii) loaned or advanced any money or other property to any employee of OCW and/or any of its Subsidiaries other than employee advances for expenses in the ordinary course of business; or (iv) materially increased the coverage or benefits available under, establish, adopt, enter into, materially amend or terminate any employee benefit plan;

(f) acquired any material properties or assets or sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed of any of the material properties or assets of OCW or any of its Subsidiaries, separate from any capital expenditure of OCW or any of its Subsidiaries made in the ordinary course of business;

(g) invested in, made a loan, advanced or capital contribution to, or otherwise acquired the securities or a substantial portion of the assets, of any other Person;

(h) materially changed or modified OCW’s or any of its Subsidiaries’ cash management customs and practices (including the collection of receivables and payment of payables), and billing, marketing, sales and discount practices;

(i) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness for borrowed money or capitalized lease obligation, in each case involving more than $20,000 in the aggregate;

(j) entered into, amended, modified, extended, renewed or terminated any Lease;

(k) changed the fiscal year of OCW or of any Subsidiary;

(l) made any capital expenditure outside the ordinary course of business or in excess of $100,000 in the aggregate;

(m) entered into any Material Contract;

(n) accelerated, terminated or canceled, or materially modified, any Material Contract, other than in the ordinary course of business;

(o) instituted, settled, canceled or compromised any material action, claim or lawsuit of or affecting OCW or any Subsidiary, or intentionally waive or release rights to any material action, claim or lawsuit, other than with respect to pending disputes with Material Customers on the Effective Date;

(p) made a material change in OCW’s or any Subsidiary’s accounting or Tax election principles, methods or policies; or

(q) to Seller’s Knowledge, received notice that any Material Customer intends to discontinue or change the terms of its relationship with OCW or any of its Subsidiaries or initiate any significant dispute with respect to any Contract.

Section 4.10 Legal Proceedings. Schedule 4.10 of the Disclosure Schedule sets forth all Litigation, including the name of the claimant and a general description of the nature of the alleged act or omission (to the extent known) involving OCW or any of its Subsidiaries that has arisen in the past five (5) years. Neither OCW nor any of its Subsidiaries is subject to any material order or other determination or Governmental Entity. Neither OCW nor any of its Subsidiaries has been denied insurance coverage with respect to any Litigation set forth on Schedule 4.10 of the Disclosure Schedule. There is no Litigation pending or threatened against OCW or any of its Subsidiaries which seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby.

Section 4.11 Compliance with Laws.

(a) For the past five (5) years, OCW and each of its Subsidiaries has materially complied and is in material compliance with all Laws applicable to OCW and/or any of its Subsidiaries, as applicable. No written notices have been received by either OCW or any of its Subsidiaries alleging a material violation of any Laws and no written claims have been filed against OCW or any of its Subsidiaries which are currently pending alleging a material violation of any Laws.

(b) Each of OCW and its Subsidiaries holds all Permits material to the operation of its applicable business as now being conducted. All such Permits are valid and in full force and effect, and there is no Litigation or, to Seller’s Knowledge, investigation by a Governmental Entity that would reasonably be expected to result in the termination thereof.

Section 4.12 Tax Matters. Except as set forth on Schedule 4.12 of the Disclosure Schedule:

(a) OCW (on behalf of itself and each of its Subsidiaries) has timely filed all income Tax and all other material Tax Returns which they were required to file prior to the Closing Date (taking into account any extensions of time to file which have been duly filed), and all such Tax Returns are true, correct and complete in all material respects. All Taxes due and payable by or with respect to OCW or any of its Subsidiaries (whether or not shown as owing by OCW or a Subsidiary on a Tax Return) have been fully paid. The provision for Taxes on the Balance Sheet is sufficient for all accrued and unpaid Taxes as of the date thereof. From and after the date of the Balance Sheet and through close of business on the Closing Date, neither OCW nor any of its Subsidiaries will incur any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, or outside the ordinary course of business, consistent with past custom and practice. All material Taxes which OCW (including its Subsidiaries) had an obligation to withhold, deduct, collect or pay in connection with amounts owing to any employee, creditor, stockholder, customer, client or other third party have been fully withheld, deducted, collected and timely deposited with or otherwise paid over to the appropriate Governmental Entity, and OCW (including its Subsidiaries) has complied in all material respects with all applicable reporting and recordkeeping requirements under applicable Law. Neither OCW nor any of its Subsidiaries is currently, or at any time after December 31, 2013 has been, the subject of or party to any audit, examination, action, investigation, claim or other proceeding with respect to Taxes or Tax Returns and, to Seller’s Knowledge, no such audit or other such proceeding is pending with any Governmental Entity. There are no Encumbrances for Taxes (other than Encumbrances described in clause (a) of the definition of Permitted Liens) upon any of the assets of OCW or any of its Subsidiaries. OCW (on behalf of itself of any of its Subsidiaries) has not waived any statute of limitations in respect of Taxes for Tax periods for which the applicable statute of limitations remains open, and has not agreed to and is not a beneficiary of an extension of time with respect to any material Tax deficiency or any material adjustment to any Tax Return that may be subsequently made. No claim has been made in writing in the last three (3) years by a Governmental Entity in a jurisdiction where OCW (or any of its Subsidiaries) does not file Tax

Returns or pay Taxes that OCW (or any of its Subsidiaries) is or may be subject to taxation by or required to file Tax Returns in that jurisdiction. Neither OCW nor any of its Subsidiaries has ever been a member of an affiliated, consolidated, combined or unitary group. Neither OCW nor any of its Subsidiaries has any liability for the Taxes of any Person other than OCW under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by Contract (other than commercial Contracts entered into in the ordinary course of business that do not relate primarily to Taxes). Neither OCW nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code within the past two (2) years. Neither OCW nor any of its Subsidiaries has ever been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). OCW (including for purposes hereof its Subsidiaries) is not a party to, or bound by, any Tax sharing or Tax allocation agreement (other than commercial contracts or agreements entered into in the ordinary course of business that do not relate primarily to Taxes). Neither OCW nor any of its Subsidiaries will be required to include any material amount in taxable income or exclude any material item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any adjustment pursuant to Section 481 of the Code (or any predecessor provision) or any similar provision of state, local or foreign Law by reason of any change in any accounting methods made or applied for on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) any deferred intercompany gain or excess loss account described in U.S. Treasury Regulations under Code section 1502 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign Law), (iv) any installment sale or open transaction disposition made on or prior to the Closing Date, (v) any prepaid amount received on or prior to the Closing Date, (vi) any election under Section 108(i) of the Code made on or before the Closing Date, or (vii) Section 965 of the Code. OCW and each of its Subsidiaries has collected, reported and remitted all applicable sales, use and excise Taxes in compliance with the requirements of applicable Laws.

(b) Neither OCW nor any of its Subsidiaries has ever maintained a permanent establishment (within the meaning of an applicable Tax treaty or applicable non-U.S. Tax law) or otherwise has an office or fixed place of business in any jurisdiction located outside of the United States. Neither OCW nor any of its Subsidiaries has ever been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. Neither OCW nor any of its Subsidiaries has ever owned an interest in, (i) a “passive foreign investment company” within the meaning of Code Section 1297, or (ii) a “controlled foreign corporation” within the meaning of Code Section 957.

(c) Since December 31, 2013, neither OCW nor or any of its Subsidiaries has (A) made, changed or revoked any material Tax elections or methods of accounting for Tax purposes, (B) settled or compromised any material claim or action in respect of Taxes, (C) filed a material amended Tax Return, or (D) entered into any material Contract in respect of Taxes with any Governmental Entity.

(d) At all times since the date of its organization OCW has been classified for federal and applicable state income Tax purposes as a “partnership” as defined in Section 761(a)(1) of the Code, and on the Closing Date OCW will be classified for federal and applicable state income Tax purposes as a “partnership” as defined in Section 761(a)(1) of the Code.

(e) At all times since the date of its organization, each of OCW’s Subsidiaries has been classified for federal and applicable state income Tax purposes as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code or a “disregarded entity” as defined in Treasury Regulations Section 301.7701-2(c)(2), and on the Closing Date each of the Subsidiaries will be classified for federal and applicable state income Tax purposes as a “disregarded entity” as defined in Treasury Regulations Section 301.7701-2(c)(2).

Section 4.13 Employee Benefit Plans.

(a) Schedule 4.13(a) of the Disclosure Schedule lists each (i) “pension plan” (as defined under Section 3(2) of ERISA, whether-or-not subject to ERISA) (the “Pension Plans”), (ii) “welfare benefit plan” (as such term is defined under Section 3(1) of ERISA, whether-or-not subject to ERISA) or other insurance (including health and life), sick or disability pay, or death benefit plan, program, policy or arrangement (the “Welfare Plans”), (iii) any other employee benefit, plans, programs, policies or arrangements (including any equity, equity option, phantom equity, or other equity-based, bonus, retention, incentive compensation, deferred compensation vacation pay, material fringe benefit, cafeteria benefit, change of control or severance pay arrangements) (the “Other Plans”) and (iv) any employment, consulting, independent contractor, severance or other individual agreement or arrangement (the “Employment Arrangements”), that, in the case of the preceding clauses (i), (ii), (iii) and (iv) is sponsored or maintained by OCW or its Subsidiaries or which OCW or any of its Subsidiaries has any material obligation or liability, contingent or otherwise. The Pension Plans, Welfare Plans, Other Plans and Employment Arrangements are referred to each as a “Plan,” and collectively as “Plans.”

(b) Each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service as to its qualification in form and is currently so qualified in form. To Seller’s Knowledge, each such Pension Plan has been administered and operated in material compliance with, and has been amended to comply with all applicable Law, including without limitation, ERISA and the Code, and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination or opinion letter.

(c) Each Plan (and each related trust, insurance contract, or fund) has been established and administered in accordance with its terms and applicable Laws in all material respects. To Seller’s Knowledge, there has been no non-exempt “prohibited transaction” (within the meaning of Section 406 and 407 of ERISA and Section 4975 of the Code and that would not be exempt under Section 408 of ERISA and the regulatory guidance thereunder) with respect to any Plan. All contributions required to be made to any Plan by applicable Law or by any Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Financial Statements consistent with past practice.

(d) Neither OCW nor any of its Subsidiaries provides, or has any obligation to provide, any Welfare Plan benefits following a termination of employment, other than health continuation coverage mandated under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA or applicable state insurance Law, at the sole expense of the participant. Schedule 4.13(d) of the Disclosure Schedule lists any individual currently receiving any such mandated health continuation coverage.

(e) Neither OCW, any of its Subsidiaries, nor any Person that is, or at any relevant time was, required to be treated as a single employer with OCW under Section 4001(b)(1) of ERISA or Section 414 of the Code maintains or maintained contributes or has contributed to, or has or has had any material liability with respect to any defined benefit pension plan or any plan, program or arrangement subject to Title IV of ERISA, including but not limited to, any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), or any multiple employer plan sponsored by more than one employer (within the meaning of Sections 4063 or 4064 of ERISA).

(f) Each Plan can be amended, terminated or otherwise discontinued on January 1, 2020 (to the extent requested by Purchaser), without material liability to Seller, OCW, OCW’s Subsidiaries or Purchaser (other than for ordinary administration expenses typically incurred in a termination event), including but not limited to, liability for additional contributions, and without any penalty or market value adjustment to the assets thereof.

(g) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed in material compliance with the applicable requirements of ERISA and the Code with respect to each Plan.

(h) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending or, to Seller’s Knowledge, threatened in writing.

(i) Except as set forth on Schedule 4.13(i) of the Disclosure Schedule, none of the execution and delivery of this Agreement or the consummation of the transaction contemplated by this Agreement will, individually or together with the occurrence of some other event, (i) result in any payment (including severance, bonus or other similar payment) becoming OCW or any of its Subsidiaries, (ii) result in the acceleration of the time of payment or vesting of any such benefits, (iii) increase the amount of compensation due to any Person or (iv) result in the forgiveness in whole or in part of any outstanding loans made by OCW or any of its Subsidiaries to any Person.

(j) Section 4.13(j) of the Disclosure Schedule lists each Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code). Each nonqualified deferred compensation plan has been operated and administered in material compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code. Neither OCW nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, director, consultant or other service provider for any tax incurred by such service provider.

Section 4.14 Employment Matters.

(a) There is not currently, nor has there been in the past five (5) years, any unfair labor practice, charge or any other action pending against OCW or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Entity relating to any employee or employment practices and, to Seller’s Knowledge, no such complaint is or has been threatened. In the past five (5) years, neither OCW nor any of its Subsidiaries has received any written notice concerning, and, to Seller’s Knowledge, there is not currently any activity or proceedings of any labor union (or representatives thereof) to organize any employees, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees and, to Seller’s Knowledge, within the prior five (5) years, no such activities or proceedings are or were underway nor has OCW’s or any of its Subsidiaries’ business been the subject of any strikes, slowdowns, work stoppages, lockouts or threats thereof. There are no union, labor or collective bargaining agreements to which OCW or any of its Subsidiaries is a party or otherwise bound relating to any employee or employment practices, wages, hours or terms or conditions of employment; to Seller’s Knowledge, there are no labor organizations representing, purporting to represent, or, to Seller’s Knowledge, seeking to represent any employees of OCW or any of its Subsidiaries. For the past five (5) years, neither OCW nor any of its Subsidiaries has been a party to or otherwise bound by any consent decree or order with, or citation by, any Governmental Entity relating to any employee or employment practices, wages, hours or terms or conditions of employment.

(b) Schedule 4.14(b) of the Disclosure Schedule sets forth the name, date of hire, employer, job title, work location, full-time/part-time status, exempt/non-exempt status, bonus eligibility, equity holdings in OCW and/or its Subsidiaries, severance entitlement, current compensation paid or payable and status of all employees of OCW and/or its Subsidiaries. Each of OCW and/or its Subsidiaries has paid in full or accrued in the Financial Statements all wages, salaries, commissions, incentives, bonuses and other compensation due to any employee and accrued prior to the Closing.

(c) Except as set forth on Schedule 4.14(c) of the Disclosure Schedule, there are no material written personnel policies or employment agreements applicable to any of the employees listed on Schedule 4.14(b) of the Disclosure Schedule.

(d) To Seller’s Knowledge, all Persons with whom OCW and/or any Subsidiary has engaged, directly or indirectly, to provide services for OCW and/or any Subsidiary is properly classified as employees, independent contractors, and/or employees of another entity, as applicable, in all material respects, in accordance with applicable Laws and for employee benefits purposes. To Seller’s Knowledge, OCW and each of its Subsidiaries is, and has been for the past five (5) years in material compliance with all Laws relating to employment practices, and terms and conditions of employment, including but not limited to all Laws related to leaves of absence, equal employment opportunity, non-harassment, non-discrimination, immigration (including immigration related hiring practices and benefits), wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational health and safety. Neither OCW nor any of its Subsidiaries is liable for the payment of any Taxes, fines, penalties or other amounts for the failure to comply with any of the foregoing requirements of Law, during the past five (5) years.

(e) There are no pending or, to Seller’s Knowledge, threatened, audits, investigations, claims, suits, demands or charges against OCW and/or any of its Subsidiaries or any of their respective employees regarding any Laws relating to employment practices, terms and conditions of employment, leaves of absence, equal employment opportunity, non-harassment, non-discrimination, immigration (including but not limited to immigration related hiring practices and benefits), wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational health and safety, including but not limited to any actions before any Governmental Entity, including but not limited to the Equal Employment Opportunity Commission and the United States Department of Labor.

(f) In the past three (3) years, neither OCW nor any of its Subsidiaries has failed to provide advance notice of layoffs or terminations as required by, or incurred any material liability under, the Worker Adjustment and Retraining Notification (“WARN”) Act or any similar Law, and no such action is planned or anticipated as of the date hereof.

Section 4.15 Insurance.

(a) Schedule 4.15(a) of the Disclosure Schedule sets forth a list of all insurance policies in force with respect to Seller, OCW or any of OCW’s Subsidiaries as of the Effective Date (specifying the insurer, amount of coverage, type of insurance and applicable deductibles). With respect to each insurance policy identified on Schedule 4.15(a) of the Disclosure Schedule: (a) such policy is legal, valid, binding, enforceable and in full force and effect; (b) neither OCW, its Subsidiaries nor, to Seller’s Knowledge, any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices); (c) neither OCW, its Subsidiaries nor, to Seller’s Knowledge, any other party to such policy has repudiated any provision of such policy; (d) none of the policy limits applicable to such policy have been exhausted and (e) no claim has been denied by the underwriters under such policy.

(b) Schedule 4.15(b) of the Disclosure Schedule contains a list of all pending claims and all claims submitted during the past three (3) years under any insurance policy maintained by OCW and/or any of OCW’s Subsidiaries, the amount accrued for which is in excess of $1,000. No claim has been made under any professional liability insurance policy of OCW and/or any of OCW’s Subsidiaries within the past three (3) years, nor is any claim under any professional liability insurance policy of OCW and/or any of OCW’s Subsidiaries pending.

Section 4.16 Environmental Matters. Except as otherwise set forth in Schedule 4.16 of the Disclosure Schedule:

(a) OCW and each of its Subsidiaries is and has been for the past five (5) years in compliance in all material respects with all applicable Environmental Laws.

(b) Neither OCW nor any of its Subsidiaries has received any written notice that remains unresolved regarding alleged, actual or potential responsibility for, or any investigation regarding, and to Seller’s Knowledge, there has not been, (i) any Release of any Hazardous Substance at or affecting OCW, its Subsidiaries, the Leased Real Property or the Purchased Real Property of OCW or any of its Subsidiaries that would reasonably be expected to give rise to material liability pursuant to Environmental Law or (ii) any alleged material violation of or material non-compliance with any Environmental Law or the conditions of any Permit required under any Environmental Law affecting OCW, its Subsidiaries, the Leased Real Property or Purchased Real Property of OCW or any of its Subsidiaries.

(c) There are no pending or, to Seller’s Knowledge, threatened suits, proceedings or claims by any third parties against OCW or any of its Subsidiaries pursuant to Environmental Laws in connection with the operation of its business or against OCW or any of its Subsidiaries for damages, costs or injunctive relief arising out of the presence of any Hazardous Substances on or off the Leased Real Property or the Purchased Real Property of OCW or any of its Subsidiaries.

Section 4.17 Intellectual Property.

(a) Schedule 4.17(a) of the Disclosure Schedule contains (i) a complete and correct list of all registrations and pending applications for Intellectual Property owned by OCW and each of its Subsidiaries, and (ii) the serial or application number, registration number, jurisdiction, expiration date, renewal date, and the status thereof. OCW and/or each of its Subsidiaries has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property listed on Schedule 4.17(a) of the Disclosure Schedule. Title and ownership of all Intellectual Property described on Schedule 4.17(a) of the Disclosure Schedule (or required to be described on Schedule 4.17(a) of the Disclosure Schedule) is presently in the name of OCW and/or each of its Subsidiaries and OCW and/or its Subsidiaries is the sole and exclusive owners of such Intellectual Property, free and clear of any royalty or other payment obligation or Encumbrance (other than Permitted Liens).

(b) Schedule 4.17(b) of the Disclosure Schedule contains a complete and correct list of all Software (other than Off-the-Shelf Software) and other material Intellectual Property that is not owned by either OCW and/or its Subsidiaries, but is used by either OCW or any of its Subsidiaries as part of their products or services made available to third parties, and any license agreements governing the use of such Software or Intellectual Property. Each of OCW and its Subsidiaries have all rights to use such Software and is in material compliance with any license agreement governing such use. Except for these license agreements and licenses of Off-The-Shelf Software, there are no Contracts which restrict or limit the use by OCW or any of its Subsidiaries of any Intellectual Property, or which require the payment of any money or giving of other consideration for the use of such Intellectual Property by OCW or any of its Subsidiaries.

(c) Neither OCW nor any of its Subsidiaries owns any material Intellectual Property jointly with any other Person, nor has OCW or any of its Subsidiaries commenced development jointly with any Person of any material Intellectual Property.

(d) The Intellectual Property described or required to be described on Schedules 4.17(a) and 4.17(b) of the Disclosure Schedule or otherwise used or held by OCW or any of its Subsidiaries (collectively, the “OCW Intellectual Property”) constitutes all of the Intellectual Property used in, or necessary for, the conduct of the business as it is currently conducted. The OCW Intellectual Property is valid and enforceable. No right, license, lease, consent or other agreement is required to transfer any of the OCW Intellectual Property to Purchaser.

(e) Neither OCW nor any of its Subsidiaries has ever granted a covenant not to sue to any Person with respect to any Intellectual Property. The operations of the business of OCW and/or its Subsidiaries are not restricted under any non-competition or similar agreement in any manner.

(f) None of the Intellectual Property owned by OCW or any of its Subsidiaries, or any of any OCW’s or a Subsidiary’s use thereof, nor the operation of their respective business, is subject to any pending or, to Seller’s Knowledge, threatened, Litigation, nor does, to Seller’s Knowledge, any basis for any Litigation exist. No Intellectual Property described on Schedule 4.17(a) of the Disclosure Schedule conflicts with, infringes upon, misappropriates or otherwise violates, the Intellectual Property rights of any other Person. To Seller’s Knowledge, no other Person is infringing, misappropriating, misusing or otherwise violating any of the Intellectual Property described on Schedule 4.17(a) of the Disclosure Schedule. Neither OCW nor any of its Subsidiaries has ever received any written notice to such effect or otherwise suggesting that any Intellectual Property described in Schedule 4.17(a) of the Disclosure Schedule is invalid.

(g) Neither OCW nor any of its Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of OCW or any Subsidiary of OCW) of their rights to, or in connection with, any Intellectual Property, which claim is pending or was pending in the prior five (5) years. To Seller’s Knowledge, no fact or circumstance exists that could give rise to OCW’s or any of its Subsidiaries’ right to make any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of OCW or any of its Subsidiaries) of their rights to, or in connection with, any Intellectual Property.

(h) Each current employee, consultant and contractor of OCW and each of its Subsidiaries has executed a written agreement obligating such employee, consultant or contractor to maintain the confidentiality of all of the OCW Intellectual Property and to assign to OCW and/or its Subsidiaries any and all rights in any Intellectual Property that is or has been developed by such employee, consultant or contractor during the duration of such employee, consultant or contractor’s service with or for OCW or any Subsidiary of OCW.

(i) Neither OCW nor any of its Subsidiaries own any Software in connection with the business of OCW or any of its Subsidiaries.

(j) OCW and each of its Subsidiaries (to the extent applicable) has taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the OCW Intellectual Property owned by OCW or any of its Subsidiaries and, to Seller’s Knowledge, no such OCW Intellectual Property have been disclosed other than to actual or prospective customers, third-party partners, employees, representatives and agents of either OCW or any of its Subsidiaries, all of whom are bound by written confidentiality agreements.

(k) OCW and each of its Subsidiaries (to the extent applicable) has taken commercially reasonable steps in accordance with normal industry practice necessary to ensure that any Personal Information gathered, accessed, collected, shared, used, disclosed or processed in the course of the operations of the business of OCW and/or any of its Subsidiaries (collectively, “Data Activities”) is protected against unauthorized access, use, modification, disclosure or other misuse. To Seller’s Knowledge, there has been no unauthorized access, use, or disclosure of Personal Information in the possession or control of OCW or any of its Subsidiaries, and any of its contractors with regard to any Personal Information obtained from or on behalf of OCW or any of its Subsidiaries.

(l) OCW and each of its Subsidiaries (to the extent applicable) has implemented written policies relating to Data Activities, including, without limitation, a publicly posted website privacy policy, mobile app privacy policy, and a comprehensive information security program that includes appropriate written information security policies (“Privacy and Data Security Policies”). At all times, OCW and each of its Subsidiaries (to the extent applicable) has been and is in compliance in all material respects with all such Privacy and Data Security Policies. Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement will violate any of the Privacy Agreements, Privacy and Data Security Policies or any applicable Information Privacy and Security Laws. To Seller’s Knowledge, each of the current and former employees of OCW and each of its Subsidiaries has, at all times during the period of their employment with OCW or any of its Subsidiaries, complied with all rules, policies and procedures established by OCW and/or each of its Subsidiaries in connection with the Privacy and Data Security Policies.

(m) Except as set forth in Schedule 4.17(m) of the Disclosure Schedule, there is no pending, nor has there been in the last five (5) years any, complaint, audit, proceeding, investigation, or claim against either OCW or any of its Subsidiaries initiated by any Person, any Governmental Entity (foreign or domestic), or any regulatory or self-regulatory entity, alleging that any Data Activity of OCW and each of its Subsidiaries: (i) is in violation of any Information Privacy and Security Laws, or (ii) is in violation of any Privacy and Data Security Policies.

Section 4.18 Transactions with Affiliates. Other than for (i) compensation received as employees in the ordinary course, or (ii) as set forth on Schedule 4.18 of the Disclosure Schedule, to Seller’s Knowledge, no member, employee, director or officer of OCW or any of its Subsidiaries, has any interest in: (a) any Contract, commitment or transaction with, or relating to, the properties or assets of OCW or any of its Subsidiaries; (b) any loan relating to the properties or assets of OCW or any of its Subsidiaries, or (c) any property (real, personal or mixed), tangible or intangible, used by the OCW or any of its Subsidiaries.

Section 4.19 Material Contracts.

(a) Schedule 4.19 of the Disclosure Schedule sets forth the following Contracts to which OCW or any of its Subsidiaries is party (the “Material Contracts”):

(i) any Contract relating to any completed material business acquisition by OCW or any of its Subsidiaries within the last thirty-six (36) months or any pending material business acquisition by OCW or by any of its Subsidiaries;

(ii) any Contract with any Member or any current officer, manager, or director of OCW or any of its Subsidiaries (other than the Organizational Documents of OCW), or any other related party;

(iii) any collective bargaining agreement or other Contract with any labor union or other association or organization representing any employee of OCW or any of its Subsidiaries;

(iv) any Contract relating to (A) Indebtedness of OCW or any of its Subsidiaries, or (B) mortgaging, pledging or otherwise placing an Encumbrance on any material portion of any assets of OCW and/or any of its Subsidiaries;

(v) any Contract under which OCW or any of its Subsidiaries is lessee of, or holds or operates, any personal property owned by any other party;

(vi) any Contract under which OCW or any of its Subsidiaries is lessor of or permits any third party to hold or operate any personal property;

(vii) any software licenses that are material to the operation of the respective businesses of OCW or any of its Subsidiaries (other than in respect of Off-the-Shelf Software);

(viii) any Contract with a Material Customer;

(ix) any Contract of OCW or any of its Subsidiaries involving aggregate consideration payable by OCW or any of its Subsidiaries in excess of $200,000 or which, in each case, cannot be cancelled by OCW or the respective Subsidiary without penalty or without more than 90 days’ notice (excluding in either case any Leases);

(x) any Contract which prohibits OCW or any of its Subsidiaries from freely engaging in business anywhere in the world;

(xi) any Contract granting to any Person (other than OCW or any of its Subsidiaries) an option or a first refusal, first offer or similar preferential right to purchase or acquire any assets (including any capital stock or other equity interests in any Person or any joint venture interests) which are material to OCW or any of its Subsidiaries;

(xii) any material Contracts with any Governmental Entity other than participation agreements and other related agreements with federal or state healthcare programs; and

(xiii) any agreement relating to OCW’s or any of its Subsidiaries’ ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments.

(b) Neither OCW, any of its Subsidiaries, nor to Seller’s Knowledge, any other counterparty thereto, is in material default (a “default” being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default or right of termination) under any Material Contract. No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no party has given written notice of any significant dispute with respect to any Material Contract. Each Material Contract is valid, binding and in full force and effect and is enforceable by OCW, any of its Subsidiaries (as applicable) or any party thereto in accordance with its terms, subject to the Enforceability Exceptions. Seller or OCW, to the extent applicable, has made copies of each Material Contract available to Purchaser.

Section 4.20 Customer and Supplier Relations.

(a) Schedule 4.20(a) of the Disclosure Schedule sets forth a list of (i) the twenty (20) largest distributors of OCW and/or any of its Subsidiaries, based on the revenues generated by such distributors (each a “Material Customer”), and the dollar amount of revenues generated by each such distributor during the fiscal year ended December 31, 2018, and (ii) the ten (10) largest external suppliers of OCW and/or any of its Subsidiaries, based on the combined amounts paid to such suppliers in connection with OCW’s or the applicable Subsidiary’s business (each a “Material Supplier”), and the dollar amount of such payments made to each such supplier during the fiscal year ended December 31, 2018.

(b) Except as set forth on Schedule 4.20(b) of the Disclosure Schedule, to Seller’s Knowledge, (a) no Material Customer or Material Supplier is in breach of any obligation to OCW or any of its Subsidiaries and (b) there exists no condition or event which, after notice or lapse of time or both, would reasonably be expected to constitute such a breach, and in past six (6) months no Material Customer or Material Supplier has indicated that it intends to discontinue or materially change the terms of any relationship with OCW or any of its Subsidiaries (as applicable).

Section 4.21 Brokerage. Except as set forth on Schedule 4.21 of the Disclosure Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or OCW or for which Seller or OCW may otherwise be liable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this Article V are true and correct except as otherwise set forth in the indicated Schedule of the Disclosure Schedule corresponding thereto, as the Disclosure Schedule is interpreted in accordance with Section 7.01.

Section 5.01 Organization and Power. Purchaser is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with all requisite corporate power and authority to enter into this Agreement and any other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

Section 5.02 Authorization; No Breach; Valid and Binding Agreement. Purchaser has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which each is a party, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 5.02 to this Agreement, the execution and delivery of this Agreement and the other Transaction Documents by Purchaser, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Organizational Documents of Purchaser; (b) conflict with or result in any violation of any material applicable Law of any Governmental Entity applicable to Purchaser, or any of its properties, rights, or assets; (c) result in any material breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right to terminate any material contract of Purchaser; or (d) require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity. Assuming that this Agreement is a valid and binding obligation of Seller, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery, and performance of this Agreement and the International Brand Rights License, and the consummation of the transactions contemplated hereby and thereby have been disclosed to and duly and validly approved by the Board of Directors of Purchaser.

Section 5.03 Class A Shares. The Class A Shares issued pursuant to the terms of this Agreement shall be, when issued in accordance with the terms of this Agreement, validly issued and outstanding, fully paid, nonassessable, free and clear of all Encumbrances other than the transfer and other restrictions set forth in this Agreement and pursuant to any state or federal securities Laws. Purchaser has sufficient authorized but unissued or treasury shares of Class A Shares to be issued pursuant to the terms of this Agreement.

Section 5.04 Litigation. Since the date of Purchaser’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), there is no new litigation known to Purchaser that would reasonably be expected to be required to be reported on such a report. There is no private or governmental action, suit, proceeding, claim, mediation, arbitration or investigation pending against Purchaser before any Governmental Entity, or to the knowledge of Purchaser, threatened in writing against Purchaser or any of its assets, nor is there any judgment, decree, injunction or order against Purchaser or any of its assets, that would reasonably be expected to prevent, enjoin or materially delay the ability of Purchaser to consummate the transactions contemplated hereby.

Section 5.05 Sufficiency of Funds. Purchaser has, and shall maintain through the Closing or earlier termination of this Agreement, sufficient funds to consummate the transactions contemplated by the Transaction Documents, and to perform its obligations under the Transaction Documents.

Section 5.06 SEC Reports.

(a) Purchaser has filed all documents, including all annual, quarterly and other reports, proxy statements and other statements, reports, schedules, forms and other documents (including all exhibits, financial statements and the schedules thereto, and all other information incorporated by reference), required to be filed by it with the SEC since January 1, 2018 (collectively, the “SEC Reports”). Since the date of the last SEC Report, to the knowledge of Purchaser, there has not been the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which resulted in, or would reasonably be likely to result in, a Material Adverse Effect with respect to Purchaser.

(b) The SEC Reports, including the financial statements and exhibits and schedules contained therein, (i) at the time filed (or furnished), complied (giving effect to any amendments or supplements thereto filed prior to the date of this Agreement) in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and (ii) at the time they were filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

(c) The financial statements (including any related notes) contained in SEC Reports (collectively, the “Purchaser Financial Statements”) (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and (ii) were prepared in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto), and present fairly in all material respects the consolidated financial position and results of operations of Purchaser and its subsidiaries (taken as a whole) as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments.

(d) To the knowledge of Purchaser, none of the SEC Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of Purchaser or any of its Subsidiaries.

Section 5.07 NYSE Compliance. Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

Section 5.08 Brokerage. Except as set forth on Schedule 5.08 to this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement made by or on behalf of Purchaser.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification Agreement. From and after the Closing, the Founders shall defend and hold harmless Purchaser and its directors, shareholders, officers, employees, consultants, agents, representatives, Affiliates, successors and assigns with respect to certain breaches of Seller’s representations and warranties and covenants, in accordance with and subject to the procedural requirements and limitations set forth in the Indemnification Agreement.

Section 6.02 Termination of Seller’s Liability. Notwithstanding anything to the contrary under any provision of this Agreement or under any provision of any other Transaction Document: (a) all representations, warranties and covenants made by Seller in this Agreement and in each of the remaining Transaction Documents shall be terminated as to Seller (and only as to Seller and not as to either of the Founders or any of Seller’s Partners) as of the Closing; and (b) as of the Closing, Seller shall not have any liability to the Founders or any of Seller’s Partners as a direct or indirect result of any misrepresentation, breach of covenant or other occurrence or circumstance for which the Founders or any of Seller’s Partners have or may have liability to Purchaser under any of the Transaction Documents.

ARTICLE VII

ADDITIONAL COVENANTS AND AGREEMENTS

Section 7.01 Disclosure Generally. All Schedules and Exhibits attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Schedules or Exhibits shall be deemed to refer to this entire Agreement, including all Schedules and Exhibits. The information contained in the Schedules hereto is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement. No disclosure in the Disclosure Schedule or any Schedule provided by Purchaser relating to a possible breach or violation of any Contract, Law or order of any Governmental Entity will be construed as an admission or indication that such breach or violation exists or has occurred. Any disclosures in the Disclosure Schedule or any Schedule provided by Purchaser that refer to a document are qualified in their entirety by reference to the text of such document, including all amendments, exhibits, schedules and other attachments thereto. Any capitalized term used in the Disclosure Schedule and not otherwise defined therein has the meaning given to such term in this Agreement. Any headings set forth in the Disclosure Schedule are for convenience of reference only and do not affect the meaning or interpretation of any of the disclosures set forth in the Disclosure Schedule. The disclosure of any matter in any section or schedule of the Disclosure Schedule will be deemed to be a disclosure by Seller to each other section or schedule of the Disclosure Schedule to which such disclosure’s relevance is reasonably apparent on its face. The listing of any matter on the Disclosure Schedule shall expressly not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement.

Section 7.02 Further Assurances. From time to time, as and when requested by any Party and at such Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

Section 7.03 Tax Matters.

(a) The Parties’ intention and understanding is that, for U.S. federal and applicable state and local income Tax purposes, the purchase and sale of Membership Units pursuant to this Agreement (as well as the substantially contemporaneous purchase by Purchaser of the certain membership units in OCW from DFH Investors, LLC) will be characterized as the purchase and sale of partnership interests governed by Section 741 Code such that: (i) pursuant to Sections 743 and 754 of the Code, the income Tax basis for Seller’s interest (and DFH Investors, LLC’s interest) in Seller’s assets will be adjusted based upon the rules contained in Section 755 of the Code to reflect their assets’ relative fair market values based on the amount that is being paid to Seller under this Agreement (as well as the amount that is being paid to DFH Investors, LLC, under its separate agreement with Purchaser); (ii) OCW’s reporting period for U.S. federal and applicable state and local income Tax purposes will not be affected by the foregoing transactions (or by Seller’s substantially contemporaneous transaction with Dogfish Head Holding Company) such that OCW will file U.S. federal, state and local income Tax returns covering the entire period that began on January 1, 2019 and will end on December 28, 2019; (iii) Seller and its partners shall be chargeable with and will report Seller’s allocable share of the taxable income or loss that is realized by OCW for the portion of calendar 2019 that ends with the close of business on the Closing Date on their respective U.S. federal, state and local income tax returns for calendar 2019; (iv) Purchaser will be chargeable with and will report its allocable share of the taxable income or loss that is realized by OCW for the period that commences with the Closing Date; and (v) Seller and its partners will be chargeable with and will report Seller’s taxable gain as a result of the transactions contemplated by this Agreement Date on their respective U.S. federal, state and local income tax returns for calendar 2019.

(b) Each Party shall cooperate as and to the extent reasonably requested by the other Party in connection with any Tax matters relevant to Seller’s ownership of the Membership Units or purchase and sale pursuant to this Agreement of the Membership Units.

(c) To the extent permitted by applicable Law, Purchaser shall cause OCW to: (i) file all U.S. federal, state and local income Tax returns in a manner consistent with Section 7.03(a), and (ii) with respect to the Taxable year of OCW that includes the Closing Date, furnish to Seller a final Schedule K-1 for such Taxable year, and reasonable estimates of the information to be shown thereon, no later than the date on which such schedule or information, as applicable, is provided to other members of OCW.

Section 7.04 Transfer of Class A Shares. After the Closing, Purchaser shall permit and facilitate through its transfer agent the Founders’ contribution and/or donation of certain Class A Shares to a charitable foundation of the Founders; provided, however, that such charitable foundation of the Founders (i) executes and delivers an Investor Questionnaire to Purchaser and (ii) agrees in writing to be bound by, and adhere to, Rule 144 in respect of such Class A Shares in the same manner, and to the same extent, as previously agreed to by, or applicable to, the Founders.

ARTICLE VIII

DEFINITIONS

Section 8.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Annual Financial Statements” has the meaning set forth in Section 4.07(a).

“Balance Sheet” has the meaning set forth in Section 4.07(a).

“Balance Sheet Date” has the meaning set forth in Section 4.07(a).

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Class A Shares” has the meaning set forth in Section 1.02.

“Closing” has the meaning set forth in Section 1.03(a).

“Closing Cash” has the meaning set forth in Section 1.05(c).

“Closing Date” has the meaning set forth in Section 1.03(a).

“Closing Indebtedness” has the meaning set forth in Section 1.05(a)(iii).

“Closing Transaction Expenses” has the meaning set forth in Section 1.05(a)(iv).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” and “OCW” mean Off-Centered Way LLC, a Delaware limited liability company, as reflected in the Recitals.

“Contract” means any written contract or other legally binding written agreement to which OCW or any of its Subsidiaries is a party.

“Data Activities” has the meaning set forth in Section 4.17(k).

“Deficit Closing Cash” has the meaning set forth in Section 1.05(d).

“Designated Courts” has the meaning set forth in Section 9.14(a).

“DFH Investors Agreement” has the meaning set forth in the Recitals;

“Disclosure Schedule” means the disclosure schedule accompanying this Agreement as defined in Article III.

“Effective Date” has the meaning set forth in the Preamble.

“Electronic Delivery” has the meaning set forth in Section 9.12.

“Employment Arrangements” has the meaning set forth in Section 4.13(a).

“Encumbrance” means any lien, charge, mortgage, pledge, security interest or other restriction (other than restrictions on transfer generally arising under federal and state securities laws).

“Enforceability Exceptions” has the meaning set forth in Section 3.04.

“Environmental Laws” means all Laws: (a) concerning public or workplace health and safety or pollution or protection of the environment, flora, fauna or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Toxic Substances and Control Act, 15 U.S.C. § 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; or (b) concerning the production, generation, handling, transportation, treatment, storage, disposal, Release, control or cleanup of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Closing Cash” has the meaning set forth in Section 1.05(d).

“Exhibit” shall mean the exhibits appended to this Agreement.

“Financial Statements” has the meaning set forth in Section 4.07(a).

“Founders” means each of Samuel A. Calagione III and Mariah D. Calagione, as reflected in the Preamble.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Entity” means any foreign, federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or regulatory or administrative body.

“Hazardous Substances” means any (a) chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import) as defined in, the subject of, or that could give rise to liability under, any Environmental Law, (b) oil, petroleum, petroleum fraction, petroleum additive (including methyl tertiary butyl ether) or petroleum derived substance, (c) flammable substances or explosives, (d) radioactive materials, (e) asbestos or asbestos-containing materials, (f) urea formaldehyde foam insulation, and (g) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

“Indebtedness” means when used with reference to any Person, without duplication: (a) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (i) for borrowed money, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the ordinary course of such Person’s business), (iii) for the payment of money related to leases that are required to be classified as capital leases in accordance with GAAP, (iv) for the deferred purchase price of property or services (other than trade payables), including any earnout or similar payments or any non-compete payments (whether or not due as of the Closing Date), or (v) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction other than for amounts due and owing under credit cards of any Person incurred in the ordinary course of business; (b) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) with respect to the prepayment of any Indebtedness; or (c) any amendment, renewal, extension, revision or refunding of any such liability or obligation other than pursuant to the terms hereof.

“Indemnification Agreement” has the meaning set forth in Section 2.01(e)(xii).

“Information Privacy and Security Laws” means any Laws concerning the privacy and/or security of Personal Information applicable to OCW or any of its Subsidiaries or their respective activities, including, without limitation, (i) state data breach notification laws, (ii) state consumer protection laws, and (iii) applicable laws concerning the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Information.

“Intellectual Property” means all patents, trademarks, trade names, service marks, service names, trade dress, logos, copyrights and domain names, and any registrations, applications, renewals and extensions for any of the foregoing, all common law rights therein, and all other intellectual property rights in inventions, Trade Secrets, manufacturing processes, know how, confidential and proprietary information, ideas, developments, drawings, specifications, supplier lists, marketing information, sales and promotional information, business plans, processes, designs, and all other proprietary rights and all works based upon, derived from, or incorporating any of the foregoing, together with all goodwill associated therewith, and all copies and tangible embodiments thereof (in whatever form or medium, including electronic).

“Interim Financial Statements” has the meaning set forth in Section 4.07(a).

“Investor Questionnaire” has the meaning set forth in Section 2.01(e)(xiv).

“Law” means any federal, state, local, municipal, foreign, order, constitution, law, ordinance, rule, regulation, statute or treaty.

“Leased Real Property” has the meaning set forth in Section 4.05(a).

“Lease” has the meaning set forth in Section 4.05(a).

“Litigation” means any litigation, claim, legal action, arbitration, proceeding, audit, investigation or mediation, pending, or to Seller’s Knowledge, threatened in writing against or brought by OCW or any of its Subsidiaries, or, to Seller’s Knowledge, any of OCW’s or any of its Subsidiaries’ officers, directors, employees, managers or Affiliates (and in the case of officers, directors, employees, managers or Affiliates related solely to such Person’s services on behalf of OCW and/or any of its Subsidiaries).

“Material Adverse Effect” means any change, effect, event, occurrence, or development which, when considered either individually or in the aggregate together with all other changes, effects, events, occurrences, or developments, is or is reasonably likely to be materially adverse to (a) the business, operations, assets, liabilities, results of operations or condition (financial or otherwise) of OCW or any of its Subsidiaries; provided, that any change, effect, event, occurrence, or development attributable to the following shall not constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) conditions generally affecting the industry in which OCW or any of its Subsidiaries participate, the U.S. economy as a whole or the capital markets in general or the markets in which OCW or any of its Subsidiaries operate; (ii) any action taken or statement made exclusively by Purchaser or Purchaser’s authorized representatives; (iii) the taking of any action required by this Agreement; (iv) any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof by a Governmental Entity, in each case, after the Effective Date; or (v) the announcement relating to the transactions contemplated by the Transaction Documents; or (b) the ability of OCW or any of its Subsidiaries to consummate the transactions contemplated by this Agreement.

“Material Contracts” has the meaning set forth in Section 4.19(a).

“Material Customer” has the meaning set forth in Section 4.20(a).

“Material Supplier” has the meaning set forth in Section 4.20(a).

“Membership Units” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Preamble.

“OCW Intellectual Property” has the meaning set forth in Section 4.17(d).

“OCW Units” has the meaning set forth in Section 4.02.

“Off-The-Shelf Software” means software, other than open source software, obtained from a third party (a) on general commercial terms and that continues to be widely available on such commercial terms, (b) that is not distributed with or incorporated in any product or services of OCW or any of its Subsidiaries; and (d) was licensed for fixed payments of less than $100,000 in the aggregate or annual payments of less than $50,000 per year.

“Organizational Documents” means the certificate of incorporation, certificate of organization, bylaws, operating agreement, or equivalent governing documents of the relevant entity.

“Other Plans” has the meaning set forth in Section 4.13(a).

“Partner” has he meaning set forth in Section 3.07.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Pension Plans” has the meaning set forth in Section 4.13(a).

“Permits” means all governmental licenses, approvals, permits, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and amendments and modifications of any of the foregoing, required for the conduct of the business of OCW or any of its Subsidiaries as currently conducted.

“Permitted Liens” means (a) statutory liens for current Taxes or other governmental charges not yet due and payable or that are being contested in good faith through appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business or which are otherwise not material; (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over Leased Real Property or Purchased Real Property which are not violated in any material respect by the current use and operation of the Leased Real Property or Purchased Real Property (unless any such violation is considered “legally non-conforming”) and which do not, individually or in the aggregate, interfere in any material respect with the occupancy or use of the Leased Real Property or Purchased Real Property for the purposes for which it is currently used in connection with the business of either OCW or any of its Subsidiaries; (d) covenants, conditions, restrictions, easements, rights of way, licenses, declarations and other similar matters of record affecting title to the Leased Real Property or Purchased Real Property which do not, individually or in the aggregate, materially impair the occupancy or use of the Leased Real Property or Purchased Real Property for the purposes for which it is currently used in connection with the business of either OCW or any of its Subsidiaries; (e) leases or subleases by OCW and/or one of its Subsidiaries, on the one hand, to OCW and/or another of its Subsidiaries, on the other hand; (f) liens on goods in transit incurred pursuant to documentary letters of credit; (g) purchase money liens and liens securing rental payments under capital lease arrangements; and (h) non-exclusive internal-use licenses granted to customers of OCW or any of its Subsidiaries in the ordinary course of business.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Entity or other entity.

“Personal Information” means the information pertaining to an individual that is regulated or protected by one or more of the Information Privacy and Security Laws.

“Plans” has the meaning set forth in Section 4.13(a).

“Privacy and Data Security Policies” has the meaning set forth in Section 4.17(l).

“Purchase Price” has the meaning set forth in Section 1.02.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Financial Statements” has the meaning set forth in Section 5.06(c).

“Purchased Real Property” has the meaning set forth in Section 4.05(b).

“Receivables” means OCW’s (and to the extent applicable, each Subsidiary’s) accounts receivable reflected on the Balance Sheet and OCW’s (and to the extent applicable, its Subsidiaries’) accounts receivable that have arisen subsequent to the date of the Balance Sheet.

“Registration Rights Agreement” has the meaning set forth in Section 2.01(e)(xiii).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, releasing, migrating or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

“Schedule” the schedules accompanying this Agreement.

“SEC” has the meaning set forth in Section 5.04.

“SEC Reports” has the meaning set forth in Section 5.06(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Seller” has the meaning set forth in the Preamble.

“Seller’s Knowledge” means the actual knowledge of the Founders after due inquiry.

“Signing Date Share Price” has the meaning set forth in Section 1.05(b).

“Software” means software, including associated computer programming code (including, unless otherwise specified, both object code and Source Code versions thereof), documentation (including, unless otherwise specified, user manuals and other written materials that relate to particular code or databases), and materials useful for design (for example, logic manuals, flow charts, and principles of operation).

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity (i) in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity, or (ii) that is included in such Person’s consolidated financial statements for accounting purposes.

“Tax” or “Taxes” means any and all federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, registration, occupation, premium, windfall profit, profits, environmental, customs, duties, real property, escheat or unclaimed property, special assessment, personal property, capital stock, social security (or similar including FICA), disability, unemployment, payroll, license, employment or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts imposed by a Governmental Entity in respect of the foregoing.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information and any amendment thereof) relating to Taxes.

“Trade Secrets” means trade secrets as defined by applicable Law.

“Transaction Documents” means this Agreement and all documents, agreements and certificates to be executed or entered into in connection with the transactions contemplated by this Agreement, including the DFH Investors Agreement and the Merger Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

“WARN” has the meaning set forth in Section 4.14(f).

“Welfare Plans” has the meaning set forth in Section 4.13(a).

ARTICLE IX

MISCELLANEOUS

Section 9.01 Confidentiality; Press Releases and Communications. Except as may be required by Law, or as otherwise expressly contemplated herein, no Party or its respective Affiliates, employees, agents and representatives shall disclose to any third party the existence of this Agreement or the subject matter or terms hereof without the prior consent of Purchaser; provided, that a Party and its Affiliates may disclose such information (a) to its attorneys, advisors, representatives, members, stockholders, investors, beneficiaries and trustees and (b) in connection with enforcing its rights under any this Agreement, or any other agreement entered into in connection with this Agreement. Except as may be required by Law, or by the rules of any applicable securities exchange, no Party may issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior approval of the other Party.

Section 9.02 Expenses. Each Party shall pay its own fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

Section 9.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered (in which case, effectiveness shall be upon delivery); (b) by deposit with Federal Express or similar receipted nationally recognized overnight courier service (in which case effectiveness shall be one (1) day after such deposit); or (c) by electronic mail (in which case effectiveness shall be, if such electronic mail is sent prior to 5:00pm Eastern Time on a Business Day, on such Business Day, and if such electronic mail is sent on or after 5:00pm Eastern Time on a Business Day or sent not on a Business Day, the next Business Day). Notices, demands and communications to Purchaser and Seller shall, unless another address is specified in writing, be sent to the addresses indicated below:

Notices to Purchaser:

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, MA 02210

Attention: Tara L. Heath, Vice President, Legal and Deputy General Counsel

E-mail: tara.heath@bostonbeer.com

with copies (which shall not constitute notice) to:

Nixon Peabody LLP

Exchange Place

53 State Street

Boston, MA 02109

Attention: Frederick H. Grein, Jr.

E-mail: fgrein@nixonpeabody.com

Notices to Seller:

Dogfish East of the Mississippi LP

c/o Sageworth

1861 Santa Barbara Drive

Lancaster, Pennsylvania 17601

Attention: Kyle Groft

E-mail: kgroft@sageworth.com

with copies (which shall not constitute notice) to:

McDermott Will & Emery LLP

500 North Capitol Street NW

Washington, DC 20001

Attention: Marc Sorini and Thomas P. Conaghan

E-mail: msorini@mwe.com; tconaghan@mwe.com

Section 9.04 Assignment; Successors in Interest; No Third-Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any Party without the prior written consent of the other Party; provided, that Purchaser may at any time after the Closing, assign or delegate any of its rights or obligations to any Affiliate of Purchaser (it being agreed that no such assignment shall relieve Purchaser of its obligations or agreements hereunder or in any other Transaction Documents). Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns, any right, remedy, claim, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

Section 9.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.06 References. The table of contents and the Section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” or “Schedule” shall be deemed to refer to a Section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable.

Section 9.07 Interpretation; Construction. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. The use in this Agreement of the term “including” (whether or not followed by the words “without limitation” or “but not limited to”) means “including, without limitation.” The words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, and other words of similar import refer to this Agreement as a whole, including the Disclosure Schedule and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the Disclosure Schedule, and exhibits attached to this Agreement, except where otherwise stated. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 9.08 Specific Performance. This Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and Purchaser and Seller would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to seek injunctive relief without the posting of any bond or other security to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the breaching party waives the defense that an adequate remedy at Law may exist.

Section 9.09 Amendment and Waiver. Any provision of this Agreement may be amended or waived only in a writing signed by Purchaser and Seller. No waiver of any provision hereunder or of any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provisions or any other provision.

Section 9.10 Complete Agreement. This Agreement and the documents referred to herein and the schedules and exhibits hereto (including, without limitation, the Disclosure Schedule and the Assignment) contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 9.11 Conflict between Transaction Documents. To the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, except for the Merger Agreement, this Agreement shall govern and control. To the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Merger Agreement, the Merger Agreement shall govern and control.

Section 9.12 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 9.13 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

Section 9.14 Jurisdiction.

(a) Any suit, action or proceeding against Seller or Purchaser arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the courts of the State of Delaware (the “Designated Courts”), and the Parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any suit, action or proceeding.

(b) In addition, each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in the Designated Courts has been brought in an inconvenient forum.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 9.15 Cooperation Following the Closing. Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the another Party the benefits of this Agreement.

Section 9.16 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, in any manner create any principal agent, fiduciary or other special relationship between or among the Parties. No Party shall have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.

*     *     *    *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date above first above written.

Purchaser:	THE BOSTON BEER COMPANY, INC.

		By:	/s/ David A. Burwick
		Name:	David A. Burwick
		Title:	President and Chief Executive Officer

Seller:	DOGFISH EAST OF THE MISSISSIPPI LP

By:
Name:
Title:
The Founders (solely with respect to Section 6.01):

Samuel A. Calagione III

Mariah D. Calagione

Seller:	DOGFISH EAST OF THE MISSISSIPPI LP

By:

AMENDMENT NUMBER ONE AND RESTATEMENT OF RECVOCABLE TRUST OF SAMUEL A. CALAGIONE III DATED NOVEMBER 12, 2018

		By:	/s/ Samuel A. Calagione III
		Name:	Samuel A. Calagione III
		Title:	Trustee

[SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]

The Founders (solely with respect to Section 6.01):	/s/ Samuel A. Calagione III
Samuel A. Calagione III

/s/ Mariah D. Calagione
Mariah D. Calagione

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP UNITS

This ASSIGNMENT OF MEMBERSHIP UNITS, effective as of [                 ], 2019, is entered into by and between Dogfish East of the Mississippi LP, a Delaware limited partnership (“Assignor”), and The Boston Beer Company, Inc., a Massachusetts corporation (“Assignee”).

WHEREAS, Assignor owns 1,462,637 common units (the “Membership Units”) in Off Centered Way LLC, a Delaware limited liability company (“OCW”); and

WHEREAS, in connection with the Membership Unit Purchase Agreement (the “Purchase Agreement”), dated May 8, 2019 entered into between Assignor, Assignee, and solely with respect to Section 6.01 of the Purchase Agreement, Samuel A. Calagione III and Mariah D. Calagione, Assignor desires to assign, transfer, convey and set over to Assignee, all of Assignor’s rights, title and interest in and to the Membership Units and Assignee is willing to accept such assignment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

Assignor does hereby assign, transfer, convey and set over to Assignee, free and clear of all liens and encumbrances (other than for Permitted Liens as defined in the Purchase Agreement) all of Assignor’s rights, title and interest in and to the Membership Units, and including without limitation, Assignor’s rights as a member of OCW to exercise voting power in respect of such Membership Units, and Assignor’s rights, title and interest as a member of OCW in and to all (i) capital and assets of OCW, (ii) the Assignor’s Capital Account balance with respect to the Membership Units, (iii) profits and losses of OCW, and (iv) distributions (whether now due or hereafter to become due) from OCW, TO HAVE AND TO HOLD the same unto Assignee, and its successors and assigns forever.

Assignor hereby confirms and acknowledges that the Board of Managers of OCW, and the other members of OCW (to the extent necessary or required), has consented to, approved, and waived any conditions to: (i) the assignment of the Membership Units from Assignor to Assignee and (ii) the admission of Assignee as a substitute member of OCW, all in accordance with the terms of OCW’s Limited Liability Company Agreement currently in effect. Assignor further confirms that no further action or approval is necessary to effectuate the assignment contemplated hereunder or admit Assignee as a substitute member of OCW.

IN FURTHERANCE OF THE FOREGOING, Assignor shall take all actions and execute all documents necessary to transfer all of its rights, title and interest in and to the Membership Units to Assignee and to cause Assignee to acquire the Membership Units and perfect the assignment of the Membership Units as contemplated by this Assignment of Membership Units.

This Assignment of Membership Units shall be governed by and construed in accordance with the laws of the State of Delaware.

This Assignment of Membership Units may be executed in one or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment of Membership Units has been executed by the duly authorized representatives of Assignor and Assignee, effective as of the date first above written.

ASSIGNOR:

DOGFISH EAST OF THE MISSISSIPPI LP BY: AMENDMENT NUMBER ONE AND RESTATEMENT OF REVOCABLE TRUST OF SAMUEL A. CALAGIONE III DATED NOVEMBER 12, 2018

Its General Partner

By:
Name: Samuel A. Calagione, III
Title: Trustee

ASSIGNEE:

THE BOSTON BEER COMPANY, INC.

By:
Name:
Title:

EXHIBIT B

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is being entered into effective as of                                 , 2019 (the “Effective Date”), by and among Samuel A. Calagione III and Mariah D. Calagione, individuals who are residents of the State of Delaware and who are referred to herein as the “Founders” on the one hand, and The Boston Beer Company, Inc., a Massachusetts corporation (“Boston Beer”), on the other. The Founders and Boston Beer are sometimes referred to herein collectively as the “Parties.”

WHEREAS, pursuant to (i) a Membership Unit Purchase Agreement (the “EOM UPA”) dated May 8, 2019, entered into among Boston Beer, the Founders, and Dogfish East of the Mississippi LP, a Delaware limited partnership (“EOM”), (ii) a Merger Agreement dated May 8, 2019, entered into among Boston Beer, Canoe Acquisition Corp., a Delaware corporation, the Founders, and Dogfish Head Holding Company (“DFHH”), a Delaware corporation (the “Merger Agreement”), and (iii) a Membership Unit Purchase Agreement dated May 8, 2019, entered into between Boston Beer and DFH Investors LLC, a Delaware limited liability company, Boston Beer has acquired, directly or indirectly, one hundred percent (100%) of the outstanding units of Off-Centered Way LLC, a Delaware limited liability company (“OCW”), through which the Founders have conducted their business; and

WHEREAS, the EOM UPA and Merger Agreement provide that the indemnification obligations of EOM and DFHH shall be satisfied by the Founders pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Founders and Boston Beer hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings. Other capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

(a) “Acquisition Agreements” shall mean the EOM UPA and the Merger Agreement.

(b) “Cap” shall mean $[TBD].

(c) “Environmental Matters” shall mean the representations and warranties of the Founders under (i) Section 4.16 of the EOM UPA; and (ii) Section 4.16 of the Merger Agreement.

(d) “Fraud” shall mean actual fraud under the laws of the State of Delaware (including the requisite elements of (i) false representation, usually one of fact, (ii) knowledge or belief that the representation was false (i.e., scienter), (iii) intention to induce the claimant to act or refrain from acting, (iv) the claimant’s action or inaction was taken in justifiable reliance upon the representation, and (v) the claimant was damaged by such reliance and as established by the standard of proof applicable to such actual fraud).

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(e) “Fundamental Matters” shall mean: (i) the representations and warranties of EOM under Sections 3.01, 3.02, and 3.05 of Article III of the EOM UPA; (ii) the representations and warranties of DFHH under Sections 3.01, 3.02, 3.03 and 3.06 of Article III of the Merger Agreement; (iii) the representations and warranties of EOM under Sections 4.01, 4.02, 4.03, 4.04 and 4.12 of the EOM UPA; (iv) the representations and warranties of DFHH under Sections 4.01, 4.02, 4.03, 4.04 and 4.12 of the Merger Agreement; and (v) the tax-related covenants contained in Article X of the Merger Agreement or Section 7.03 of the EOM UPA.

(f) “Losses” shall mean any and all losses, damages, liabilities, obligations, judgments, settlements, taxes, fines, penalties, awards, third-party costs and expenses (including reasonable attorneys’ and other professional fees and expenses), whether absolute, accrued, conditional or otherwise, but excluding incidental, consequential, special, indirect or punitive damages except to the extent actually paid to a third party in connection with a Third Party Claim.

(g) “Settled Claim Amount” shall mean, for any claim finally determined pursuant to Section 5(a)(i), the amount specified in the Notice of Claim; and for any claim finally determined pursuant to Section 5(a)(ii), the amount that the Founders are deemed obligated to pay upon settlement or other final determination of such claim.

2. Indemnification. From and after the Closing, the Founders, jointly and severally, shall defend and hold Boston Beer and its directors, shareholders, officers, employees, consultants, agents, representatives, affiliates, successors and assigns (each, an “Indemnified Person”) harmless from and against any and all Losses arising out of, resulting from or relating to:

(a) any breach of any representation or warranty made by EOM or DFHH in the Acquisition Agreements;

(b) any breach of any covenant made by EOM or DFHH in the Acquisition Agreements;

(c) Fraud by any of EOM or DFHH in connection with the Acquisition Agreements.

3. Certain Limitations and Related Matters.

(a) The obligations of the Founders provided for in Section 2 shall be subject to the following:

(i) Except with respect to Fraud and the Fundamental Matters, the Founders shall not be liable to the Indemnified Persons for indemnification until the aggregate amount of all Losses in respect of such matters exceeds $750,000 (the “Deductible”), in which event the Founders shall be obligated to indemnify the Indemnified Persons from and against such Losses in excess of, but not including, the Deductible.

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(ii) Except with respect to Fraud and the Fundamental Matters, the Founders shall not be liable to the Indemnified Persons for indemnification in an aggregate amount in excess of ten percent (10%) of the Cap.

(iii) The Founders shall not be liable to the Indemnified Persons for indemnification with respect to the Fundamental Matters in an aggregate amount in excess of the Cap.

(iv) Except with respect to Fraud, the Fundamental Matters, and the Environmental Matters, all indemnification obligations of the Founders hereunder shall expire on the earlier of (A) August 10, 2020, and (B) the date on which Boston Beer files its quarterly report on Form 10-Q for its second fiscal quarter in its 2020 fiscal year, unless an Indemnified Person has submitted a Notice of Claim for a particular matter prior to such date, in which case such matter shall survive until the resolution of such matter in accordance to Section 5.

(v) The indemnification obligations of the Founders hereunder with respect to Fundamental Matters shall continue until the expiration of the applicable statute of limitation, unless an Indemnified Person has submitted a Notice of Claim for a particular matter prior to such date, in which case such matter shall survive until the resolution of such matter in accordance to Section 5.

(vi) The indemnification obligations of the Founders hereunder with respect to Environmental Matters shall continue in effect for a period of twenty-four (24) months from the date hereof, unless an Indemnified Person has submitted a Notice of Claim for a particular matter prior to such date, in which case such matter shall survive until the resolution of such matter in accordance to Section 5.

(b) Any inaccuracy in or breach of any representation or warranty and the amount of any Losses with respect to a breach shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(c) Any inaccuracy in or breach of any representation or warranty contained in Sections 4.12(a), 4.13(b), (c) and (h), 4.14(d) and (e), 4.17(l), and 4.18 of the Acquisition Agreements shall be determined without regard to any knowledge qualifier contained in or otherwise applicable to such representation or warranty.

(d) Boston Beer shall take, and shall cause any Indemnified Person to take, commercially reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(e) Notwithstanding the fact that an Indemnified Person may have the right to assert claims for indemnification under or in respect of more than one provision of the any Acquisition Agreement or under or in respect of both Acquisition Agreements in respect of any claim, no Indemnified Person shall be entitled to recover the amount of any Losses more than once under any and all of the Acquisition Agreements in respect of such claim.

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(f) Except with respect to matters other than Fraud or Fundamental Matters, the Founders shall have the right (but not the obligation) to satisfy any indemnification obligation with Escrow Shares, as provided in Section 4.

4. Escrow Shares. On the Effective Date, [                    ] shares of Boston Beer’s Class A Common Stock (the “Escrow Shares”) shall be held in escrow with Computershare Trust Company, N.A. pursuant to the terms of the Computershare Escrow Agreement contemplated by the Merger Agreement. Should the Founders elect to satisfy any obligation hereunder, such obligation as determined pursuant to the procedures of Section 5, with the Escrow Shares, the number of such Escrow Shares to be released to Boston Beer shall be equal to the quotient of (a) the Settled Claim Amount and (b) the Signing Date Share Price (as defined in the Merger Agreement), and such number of Escrow Shares shall be released to Boston Beer pursuant to the terms of the Computershare Escrow Agreement.

5. Procedures.

(a) An Indemnified Person seeking indemnification hereunder shall give a written notice to the Founders (a “Notice of Claim”) specifying (i) in reasonable detail the nature and basis for a claim for indemnification pursuant to the relevant Acquisition Agreement(s), including the section(s) of the relevant Acquisition Agreement(s) supporting its claim, and the facts and circumstances supporting its claim, and (ii) the dollar amount of the claim, or if such amount is unknown, a good faith reasonable estimate of the dollar amount of the claim. The Notice of Claim shall be provided to the Founders as soon as practicable after the Indemnified Person becomes aware that it has incurred or suffered any Losses. Notwithstanding the foregoing but subject to the survival periods set forth in Section 3, any failure to provide the Founders with a Notice of Claim, or any failure to provide a Notice of Claim in a timely manner as aforesaid, shall not relieve the Founders from any liability that it may have to the Indemnified Person pursuant to the terms of this Agreement except to the extent that the ability of the Founders to defend such claim is materially prejudiced by the Indemnified Person’s failure to give such Notice of Claim. If the Notice of Claim relates to a Third Party Claim, the procedures set forth in Section 5(b) below shall be applicable. If the Notice of Claim does not relate to a Third Party Claim, the Founders shall have thirty (30) days from the date of receipt of such Notice of Claim to object to any of the subject matter and any of the amounts of the Losses set forth in the Notice of Claim, as the case may be, by delivering written notice of objection thereof to the Indemnified Person (a “Notice of Objection”).

(i) If the Founders fail to send a Notice of Objection within such thirty (30) day period, the Founders shall be deemed to have agreed to the Notice of Claim and shall be obligated to pay to the Indemnified Person the portion of the amount specified in the Notice of Claim.

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(ii) If the Founders send a timely Notice of Objection, the Founders and the Indemnified Person shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification. If the Founders and the Indemnified Person do not settle such dispute within thirty (30) days after the Indemnified Person’s receipt of the Founders’ notice of objection, the Founders and the Indemnified Person shall be entitled to seek enforcement of their respective rights under this Agreement.

(b) Upon receipt of a Notice of Claim for a claim made or alleged by any claimant other than an Indemnified Person (a “Third Party Claim”), the Founders shall have the right, upon written notice to the Indemnified Person, to assume and conduct, at the Founders’ sole expense, the defense of the Third Party Claim with counsel reasonably acceptable to the Indemnified Person; provided that (i) the Founders have sufficient financial resources, in the reasonable judgment of the Indemnified Person, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result, (ii) the Third Party Claim solely seeks (and continues to solely seek) monetary damages and does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action or seek an injunction or other equitable relief against the Indemnified Person, (iii) in the reasonable judgment of the Indemnified Person, no conflict of interest arises that would prohibit a single counsel from representing both the Founders and the Indemnified Person in connection with the defense of such Third Party Claim, and (iv) the Indemnified Person has not determined, in good faith, that there is a reasonable possibility that such Third Party Claim may adversely affect it, its business relationships or any of its affiliates in any material respect other than as a result of monetary damages for which it would be entitled to indemnification hereunder. The Indemnified Person may thereafter participate in (but not control) the defense of any such Third Party Claim with its own counsel at its own expense; provided, however, that if (A) any of the conditions described in clauses (i)—(iv) above fails to occur or ceases to be satisfied, or (B) the Founders fail to take reasonable steps necessary to defend such Third Party Claim in the reasonable judgment of the Indemnified Person, then the Indemnified Person may assume and control its own defense using counsel of its own choosing. If the Founders elect not to defend the Indemnified Person with respect to such Third Party Claim, or fails to notify the Indemnified Person of such election within thirty (30) calendar days after receipt of the Notice of Claim, the Indemnified Person shall have the right, at its option, to assume and control defense of the matter in such manner as it may deem reasonably appropriate. The Founders, if they have assumed the defense of any Third Party Claim as provided in this Agreement, may not, without the prior written consent of the Indemnified Person, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim that (1) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of a complete release from all liability in respect of such Third Party Claim, (2) grants any injunctive or equitable relief or (3) may reasonably be expected to have a material adverse effect on the Indemnified Person or any business thereof. The Indemnified Person, if it has assumed the defense of any Third Party Claim, may, without the prior written consent of the Founders, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim; provided, that any such settlement shall not be determinative of the Founders’ indemnification obligations hereunder; provided further that such Third Party Claim settlement does not grant any injunctive or equitable relief. Each of the Parties shall and shall cause their

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affiliates (and their respective officers, directors, employees, consultants and agents) to, make available to the other(s) all relevant information in his or its possession relating to any such Third Party Claim which is being defended by the other Party and shall otherwise reasonably cooperate in the defense thereof. The party controlling the defense of such Third Party Claim shall keep the non-controlling party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith the recommendations made by the non-controlling party with respect thereto.

6. Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties for tax purposes as an adjustment to the Merger Consideration under the Merger Agreement.

7. Miscellaneous Provisions.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b) Amendment and Waiver. Any provision of this Agreement may be amended or waived only in a writing signed by Boston Beer and the Founders. No waiver of any provision hereunder or of any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provisions or any other provision.

(c) Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement between Boston Beer and the Founders with respect to indemnification obligations arising out of the EOM UPA and the Merger Agreement and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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(e) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

(f) Jurisdiction.

(iii) Any suit, action or proceeding against the Founders or Boston Beer arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the courts of the State of Delaware (the “Designated Courts”), and the Parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any suit, action or proceeding.

(iv) In addition, each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in the Designated Courts has been brought in an inconvenient forum.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

The Founders:

Samuel A. Calagione III

Mariah D. Calagione

Boston Beer:	THE BOSTON BEER COMPANY, INC.

By:
Name:
Title:

[Indemnification Agreement]

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

THE BOSTON BEER COMPANY, INC.,

SCIV IRREVOCABLE TRUST U/A/D 12/23/07 A/K/A SAMUEL A CALAGIONE III

AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O SAMUEL A

CALAGIONE IV DATED DECEMBER 23, 2007,

GCC IRREVOCABLE TRUST U/A/D 12/23/07 A/K/A SAMUEL A CALAGIONE III

AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O GRIER C CALAGIONE

DATED DECEMBER 23, 2007,

THE CALAGIONE DYNASTY TRUST DATED NOVEMBER 12, 2018,

THE CALAGIONE FAMILY TRUST DATED DECEMBER 14, 2016,

AMENDMENT NUMBER ONE AND RESTATEMENT OF REVOCABLE TRUST OF

SAMUEL A. CALAGIONE III DATED NOVEMBER 12, 2018

AND

SAMUEL A. CALAGIONE III (AS THE HOLDER REPRESENTATIVE)

DATED [•], 2019

Exhibit A - Names and Addresses of the Holders

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2019 (the “Effective Date”) by and among The Boston Beer Company, Inc., a Massachusetts corporation (the “Company”), and the individuals/entities identified on Exhibit A hereto (collectively, the “Holders” and, each individually, a “Holder”). The Company and the Holders are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”

WHEREAS, the Parties desire to enter into this Agreement in order for the Company to grant limited registration rights to the Holders in respect of the shares of Class A Common Stock of the Company held by such Holders as further set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Change of Control Event” means the occurrence of any event whereby Mr. C. James Koch, together with his family members and/or Affiliates, ceases to own, in the aggregate, a majority of the issued and outstanding shares of Class B Common Stock of the Company or the Company enters into an agreement or agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all or substantially all of the Company’s and its Affiliates’ brands.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Designated Courts” has the meaning set forth in Section 3.10 below.

“Effective Date” has the meaning set forth in the preamble.

“Electronic Delivery” has the meaning set forth in Section 3.09 below.

“Governmental Authority” means any federal, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“Holder(s)” has the meaning set forth in the preamble.

“Holder Representative” means Samuel A. Calagione III.

“Merger Agreement” means that certain Merger Agreement by and among the Company, Canoe Acquisition Corp., the Holder Representative, Ms. Mariah D. Calagione and Dogfish Head Holding Company, a Delaware corporation.

“MUPA” means that certain Membership Unit Purchase Agreement by and among the Company, the Holder Representative, Ms. Mariah D. Calagione and Dogfish East of the Mississippi LP, a Delaware limited partnership.

“Party” or “Parties” each has the respective meaning set forth in the preamble.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a limited partnership, limited liability partnership, a trust or any other entity or organization or a Governmental Authority.

“Register” means the filing of a Registration Statement with the SEC, and the declaration of effectiveness thereof, for securities under the Securities Act.

“Registrable Securities” means the shares of Class A Common Stock of the Company received by each Holder (and issued in each Holder’s name) as of the Effective Date in connection with the Merger Agreement and/or the MUPA; provided, however, that any such shares will cease to be Registrable Securities when (i) a Securities Act registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are sold pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, (“Rule 144”), (iii) after such time as the Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144 and the issuer thereof has caused its transfer agent to remove any legends notated on the Registrable Securities, or (iv) this Agreement is terminated in accordance with the terms set forth in Section 3.01 below.

“Registration Statement” means a registration statement contemplated by Section 2.02 of this Agreement, including, any prospectus, amendments and supplements to such registration or prospectus, including further pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“SEC” has the meaning set forth in Section 2.02 below.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, including any and all fees, expenses and disbursements of counsel for, or advisors to, the Holders.

“Trigger Event” has the meaning set forth in Section 2.01 below.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Trigger Events. The registration rights granted to the Holders in Section 2.02 below shall in all respects be conditioned upon the occurrence of either of the following events (each a “Trigger Event”): (i) the Company’s termination of the Holder Representative’s employment with the Company without Cause or termination of employment by the Holder Representative for Good Reason (as such term is defined in that certain employment agreement by and between the Company and the Holder Representative); or (ii) a Change of Control Event which occurs within two (2) years from the Effective Date.

Section 2.02 Registration Rights. Subject to Section 2.04 below, upon the occurrence of a Trigger Event, the Company shall, within thirty (30) days following a written notice from the Holder Representative to the Company invoking the Holders’ rights hereunder, prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering the resale of the Registrable Securities as would permit the sale and distribution of all of the Registrable Securities. Any such Registration Statement prepared and filed pursuant to this Section 2.02 shall be on Form S-3 (except if the Company is not then eligible to Register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form as determined by the Company in its sole discretion in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to Register such Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering such Registrable Securities has been declared effective by the SEC). The Company shall (a) if such Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing, and (b) use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities. Each Holder hereby acknowledges and agrees that if a Trigger Event does not occur, or the Holder Representative fails to deliver timely notice to the Company in accordance with Section 2.04 below, the Holders shall have no registration rights of any kind and the Company shall not be under any obligation to Register the Registrable Securities or file any Registration Statement.

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Section 2.03 Registration Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; and (viii) Financial Industry Regulatory Authority, Inc.’s filing fees (if any). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holders, in proportion to the number of Registrable Securities included in such registration for each such Holder.

Section 2.04 Exercise; Lapse of Rights. To invoke the registration rights granted to the Holders under this Agreement, the Holder Representative must deliver a written notice to the Company within thirty (30) days following the occurrence of a Trigger Event. This written notice must inform the Company that: (i) a Trigger Event has occurred, (ii) the date on which the Trigger Event has occurred, and (iii) the Holder Representative, on behalf of all of the Holders, desires to exercise the registration rights granted to the Holders under this Agreement. In the event the Holder Representative fails to deliver such notice to the Company within this thirty (30) day period, all registration rights granted to the Holders under Section 2.02 above shall lapse and shall be deemed fully terminated and revoked by the Company in all respects.

Section 2.05 Holder Representative as Agent. Each Holder hereby expressly appoints the Holder Representative as the agent of such Holder with full power and authority to act on behalf of, and in the name of, such Holder in electing to exercise any rights granted to any Holder hereunder or making any decision on behalf of the Holders in respect of this Agreement. Each Holder agrees and confirms that all actions taken by, and decisions made by, the Holder Representative on behalf of the Holders shall be deemed fully approved and authorized by such Holder in all respects. Each Holder further agrees and confirms that the Company shall be entitled to rely on the appointment of the Holder Representative as agent on behalf of all of the Holders hereunder and that the Company shall not be liable to any Holder in any respect for any decision made by the Holder Representative on behalf of all Holders or the Company’s reliance thereon.

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ARTICLE III

MISCELLANEOUS

Section 3.01 Term. This Agreement shall remain in full force and effect until the earlier occurrence of the following: (i) the Company has Registered the Registrable Securities in accordance with the terms of this Agreement; (ii) the Holder Representative fails to deliver timely notice as required pursuant to Section 2.04 hereof; and (iii) the Company and the Holder Representative mutually agree to terminate this Agreement.

Section 3.02 Expenses. Each Party shall pay its own fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

Section 3.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.03):

If to the Company:	The Boston Beer Company, Inc. One Design Center Place, Suite 850 Boston, MA 02210 Attention: Tara L. Heath, Vice President, Legal and Deputy General Counsel E-mail: Tara.Heath@bostonbeer.com

with a copy to (which shall not constitute notice):	Nixon Peabody LLP Exchange Place 53 State Street Boston, MA 02109 Attention: Frederick H. Grein, Jr. E-mail: fgrein@nixonpeabody.com

If to the Holders:	To the Holder Representative c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft E-mail: kgroft@sageworth.com

with a copy to (which shall not constitute notice):	McDermott Will & Emery LLP 500 North Capitol Street, N.W. Washington, D.C. 20001 Attention: Marc Sorini and Thomas P. Conaghan E-mail: msorini@mwe.com; tconaghan@mwe.com

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Section 3.04 Assignment; Successors in Interest; No Third-Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any Party without the prior written consent of the other Parties. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns, any right, remedy, claim, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

Section 3.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 3.07 Amendment and Waiver. This Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Holder Representative. Each Holder hereby agrees and acknowledges that any such amendment, modification, supplement or waiver of this Agreement, or any provision hereunder, as consented to by the Holder Representative shall be binding on all of the Holders. No waiver by any Party or Parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.08 Complete Agreement. This Agreement (including Exhibit A attached hereto) contains the complete agreement between the Parties with respect to the subject matter contained herein, and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 3.09 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by

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..pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 3.10 Governing Law; Jurisdiction. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Any suit, action or proceeding against the Company or any of the Holders arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the courts of the State of Delaware (the “Designated Courts”), and the Parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any suit, action or proceeding. In addition, each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in the Designated Courts has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 3.11 Further Assurances. Each of the Parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

The Company:	THE BOSTON BEER COMPANY, INC.

By:
Name:
Title:

The Holders:	SCIV IRREVOCABLE TRUST U/A/D 12/23/07 A/K/A SAMUEL A CALAGIONE III AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O SAMUEL A CALAGIONE IV DATED DECEMBER 23, 2007

By:
Name:
Title:

GCC IRREVOCABLE TRUST U/A/D 12/23/07 A/K/A SAMUEL A CALAGIONE III AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O GRIER C CALAGIONE DATED DECEMBER 23, 2007

By:
Name:
Title:

THE CALAGIONE DYNASTY TRUST DATED NOVEMBER 12, 2018

By:

[SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]

Name:
Title:

THE CALAGIONE FAMILY TRUST DATED DECEMBER 14, 2016

By:
Name:
Title:

AMENDMENT NUMBER ONE AND RESTATEMENT OF REVOCABLE TRUST OF SAMUEL A. CALAGIONE III DATED NOVEMBER 12, 2018

By:
Name:
Title:

The Holder Representative:	SAMUEL A. CALAGIONE, III

[SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]

EXHIBIT A

The Holders

HOLDER’S NAME	HOLDER’S ADDRESS	TOTAL NUMBER OF REGISTRABLE SECURITIES HELD BY HOLDER
SCIV Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A Calagione III and Mariah Calagione Irrevocable Trust f/b/o Samuel A Calagione IV dated December 23, 2007	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

GCC Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A Calagione III and Mariah Calagione Irrevocable Trust f/b/o Grier C Calagione dated December 23, 2007	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

The Calagione Dynasty Trust dated November 12, 2018	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

The Calagione Family Trust dated December 14, 2016	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

Amendment Number One and Restatement of Revocable Trust of Samuel A. Calagione III dated November 12, 2018	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

EXHIBIT D

[FORM OF] INVESTOR QUESTIONNAIRE

This Investor Questionnaire (“Questionnaire”) is provided in connection with the proposed issuance and transfer of certain shares of the Class A Common Stock (“Shares”) of The Boston Beer Company, Inc., a Massachusetts Corporation (the “Company”), as consideration pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated May 8, 2019 by and among the Company, Dogfish Head Holding Company, a Delaware corporation (“Dogfish Head”), Canoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and solely with respect to certain indemnification obligations set forth in the Merger Agreement, Samuel A. Calagione III (“Mr. Calagione”) and Mariah D. Calagione (“Ms. Calagione” and together with “Mr. Calagione” the “Dogfish Head Founders”) and that certain Membership Unit Purchase Agreement (the “EOM Unit Purchase Agreement” and, together with the Merger Agreement, the “Transaction Agreements”) dated May 8, 2019 by and among the Company, Dogfish East of the Mississippi LP, a Delaware limited partnership (“Dogfish EOM”), and the Dogfish Head Founders solely with respect to indemnification obligations set forth therein. The issuance and transfer of the Shares by the Company will be made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential transferee meets certain suitability requirements before issuing or transferring Shares pursuant to the terms of the Transaction Agreements to such transferee, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied by the undersigned shareholder of Dogfish Head or unitholder of Dogfish EOM, as applicable (each, a “Transferee”).

By signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the issuance and transfer of the Shares will not result in a violation of the Act or the securities laws of any state. All potential recipients of Shares pursuant to the Transaction Agreements must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Full Legal Name:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )
E-Mail Address:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity: State of formation:	Approximate date of formation:

Were you formed for the purpose of investing in the securities being offered? Yes         No

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (     )

E-Mail Address:

Age:	Citizenship:

PART B. ACCREDITED INVESTOR STATUS

The Transferee represents and warrants to the Company that the Transferee (a) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act, and has checked the box or boxes below which are next to the category or categories under which the Transferee qualifies as an accredited investor; and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of on investment in the Shares and is able to bear the economic risk of such investment in the Shares for an indefinite period of time, and (c) has the capacity to protect its own interest as a result of the undersigned’s status as (check the appropriate descriptions(s) below):

☐ (1)	a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;

(Note: For this purpose, “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any exclusion for tax-exempt interest under Section 103 of the Code; (ii) the amount of any losses claimed as a limited partner in a limited partnership as reported on Schedule E of form 1040; (iii) the amount of any deduction, including the allowance for depletion, under Section 611, et seq., of the Code; and (iv) the amount of any deduction for long-term capital gains under Section 1202 of the Code.)

☐ (2)	a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, which shall exclude the value of principal residence;

(Note: For this purpose, “individual net worth” means the excess of total assets at fair market value over total liabilities.)

☐ (3)	a revocable grantor trust, each of whose settlors is an “accredited investor” (if this category is checked, please also check the additional category or categories to which each grantor qualifies as an “accredited investor”);

☐ (4)	an irrevocable trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the issuer, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act;

☐ (5)	an entity in which all of the equity owners are “accredited investors” under any one or more of the categories specified herein (if this category is checked, please also specify the type of entity here: );

☐ (6)	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 (the “Code”), a corporation, a limited liability company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of investing in the issuer, with total assets in excess of $5,000,000;

☐ (7)	a bank, as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐ (8)	a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (9)	an insurance company as defined in Section 2(13) of the Securities Act;

☐ (10)	an investment company registered under the Investment Company Act of 1940 (the “40 Act”), or a business development company as defined in Section 2(a)(48) of the 40 Act;

☐ (11)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (12)	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, having total assets in excess of $5,000,000;

☐ (13)	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”; or

☐ (14)	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

PART C. GENERAL REPRESENTATIONS

The Transferee represents and warrants to the Company that:

(1)

The Shares to be received by such Transferee pursuant to the Transaction Agreements will be acquired for such Transferee’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and such Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act or applicable state securities laws;

(2)

The Transferee has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the issuance of the Shares pursuant to the Transaction Agreements;

(3)

The Transferee acknowledges and agrees that the Shares when issued will constitute “restricted securities” under Rule 144 promulgated under the Act and, therefore, may not be sold unless they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available; and that the Shares received by the Transferee pursuant to the Transaction Documents will bear a customary legend noting that such securities constitute restricted securities under the Act;

(4)

The Transferee is able to fend for himself or herself in the transactions contemplated by the Merger Agreement if a shareholder of Dogfish Head or the EOM Unit Purchase Agreement if a unitholder of Dogfish EOM, as applicable, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks associated with ownership of the Shares received by such Transferee as consideration pursuant to the Transaction Documents; and

(5)

At no time was the Transferee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the issuance of the Shares to such Transferee in connection with transactions contemplated by the Transaction Documents.

The undersigned certifies that the foregoing representations are true and accurate as of the date hereof and shall be true and accurate as of the effective date of the Closing (as defined in the Transaction Agreements). If in any respect such representations shall not be true and accurate prior to such date, the undersigned shall give immediate notice of such fact to the Company.

IN WITNESS WHEREOF, each of the undersigned has duly completed and executed and delivered this Questionnaire effective as of the date written below.

SIGNATURE BLOCK FOR INDIVIDUALS

(Signature of Transferee)

(Print Name)

(Signature of Joint Transferee, if any)

(Print Name)

Dated: , 2019

SIGNATURE BLOCK FOR ENTITIES OR TRUSTS

(Print Name of Entity or Trust)

(Signature of Authorized Representative of Entity or Trust)

(Print Name of Representative)

(Print Title of Representative)

Dated: , 2019